SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:


          [ ]  Preliminary Proxy Statement
          [X]  Definitive Proxy Statement
          [_]  Definitive Additional Materials
          [_]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          AMERICAN UNITED GLOBAL, INC.
      --------------------------------------------------------------------
                (Name of Registrant as specified in its charter)



      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required

          [_] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(I)(l) or 14a-6(I)(2).

          [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

          [_] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies: __________________________________________________

               (2) Aggregate number of securities to which transaction applies: __________________________________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___________ (A)

               (4)  Proposed maximum aggregate value of transaction: ___________

               (5)  Total fee paid: __________________________

          [_]  Fee paid previously with preliminary materials.

          [_] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid: ____________________________________

               (2)  Form, Schedule or Registration Statement No.: ______________

               (3)  Filing Party: ______________________________________________

               (4)  Date Filed: ________________________________________________

                          AMERICAN UNITED GLOBAL, INC.
                                   BUILDING 17
                              2495 152ND AVENUE NE
                            REDMOND, WASHINGTON 98052

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 2000


                            ------------------------

To the Stockholders of

AMERICAN UNITED GLOBAL, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of American United Global, Inc. a Delaware corporation (the "Company" or the "Corporation") will be held at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022 on Friday, September 15, 2000, at 10:00 a.m. local time for the following purposes:

            I. To elect eight (8) directors to hold office until the next Annual Meeting;

            II.   To  authorize an amendment  to the  Company's  Certificate  of
                  Incorporation     changing    the    Company's     name    to:
                  INTERTECH CAPITAL, INC.

            III. To authorize and ratify the adoption of the Company's 2000 Employee Stock Option Plan (the "2000 Plan"), which contains 6,000,000 shares of Common Stock, $.01 par value (the "Common Stock") available to be issued upon the exercise of options granted under such plan;


            IV. To authorize and ratify the sale of all of the assets of the Company's Manufacturing Business (as defined herein) to subsidiaries of Hutchinson Corporation (such sale, the "Hutchinson Transaction"), effective January 19, 1996;

            V. To authorize and ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock") issued in connection with the acquisition of all the capital stock of ConnectSoft, Inc., a Washington corporation ("Old Connectsoft"), effective July 31, 1996;

            VI. To authorize and ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock issued in connection with a $10,000,000 private placement completed in January 1997;

            VII. To authorize and ratify the amendment and restatement of an employment agreement between the Company and Robert M. Rubin;

            VIII. To  authorize   and  ratify  an  amendment  to  the  Company's
                  Certificate of Incorporation reducing the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, reducing the authorized Common Stock from 65,000,000 to 40,000,000 shares and removing all classifications of the Common Stock.


            IX.   To     authorize     and    ratify    the     selection     of
                  PricewaterhouseCoopers as auditors of the Company for the fiscal year ending July 31, 1999 ("Fiscal 1999"); and


            X. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed Monday, July 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on Monday, July 31, 2000 will be entitled to vote at the meeting or any adjournment or adjournments thereof. The approximate mailing date for proxy materials will be Monday, July 31, 2000.


                                            By Order of the Board of Directors


                                            Robert M. Rubin
                                            CHAIRMAN OF THE BOARD


      WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE PROVIDED FOR YOUR USE.

                          AMERICAN UNITED GLOBAL, INC.
                                   BUILDING 17
                              2495 152ND AVENUE NE
                            REDMOND, WASHINGTON 98052


                   GENERAL INFORMATION CONCERNING SOLICITATION


     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of American United Global, Inc. (hereinafter referred to as the "Company" or the "Corporation"), for its Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 A.M. on September 15, 2000, or any adjournments thereof, at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. Copies of the Notice of Annual Meeting, this Proxy Statement and the accompanying form of proxy shall be mailed to the stockholders of the Company on or about Monday, July 31, 2000, accompanied by a copy of the Annual Report of the Company containing audited financial statements as of and for the Fiscal Years ended July 31, 1999 ("Fiscal 1999") July 31, 1998 ("Fiscal 1998"), and July 31, 1997 ("Fiscal 1997"), the Quarterly Reports of the Company for all fiscal quarters subsequent to July 31, 1999, and other information regarding the Company.

     A quorum consisting of a simple majority of outstanding voting shares of the Company as of July 31, 2000, the Record Date, must be present at the Annual Meeting, whether in person or by proxy, for proposals to be voted on and business to be transacted. Approval of Proposals I, III, VII and IX requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting. Approval of Proposals II, IV, V, VI and VIII requires the affirmative vote of a majority of outstanding voting shares as of the Record Date. The Company has a total of 12,347,148 outstanding voting shares as of June 9, 2000, which shares consist of 11,921,528.5 shares of Common Stock and 425,619.5 shares of Series B-1 Preferred Stock. Each share of Series B-1 Preferred Stock is convertible into, and votes as, one share of Common Stock. All voting shares will be voted together and not by class of stock. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as votes either for or against a proposal.


      If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made the shares will be voted to approve each proposal and to elect each nominee for director identified on the proxy. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. The mere presence at the Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Meeting will not revoke a proxy received prior to the Meeting. A subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

      All expenses in connection with the solicitation of proxies, including the engagement of a proxy solicitation firm and the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, proxies and Proxy Statements will be borne by the Company. The Company has retained D.F. King & Co., Inc. ("DF King"), to provide certain solicitation and advisory services in connection with such solicitation, for which DF King will receive a fee of between approximately $7,500 and $12,500, together with reimbursement for its reasonable out-of-pocket expenses. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which is expected to be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting materials to their principals.


      This meeting is the Company's 1999 Annual Meeting. The Company did not hold its 1998 Annual Meeting of Stockholders (the "1998 Meeting"). The Company held its 1997 Annual Meeting of Stockholders ("1997 Meeting") on February 24, 1998. Proposals IV, V and VI to be voted upon at this Meeting were previously presented to stockholders for approval at the 1997 Meeting, but none of such proposals received sufficient votes to be approved. Proposal III is substantially similar to a proposal to approve the Company's 1996 Stock Option Plan, which was substantially similar to the 2000 Plan, and which earlier proposal was presented for approval at the 1997 Meeting but did not receive sufficient votes for approval. In addition, Proposal IV was also presented to stockholders for approval at the Company's 1996 Annual Meeting of Stockholders, where it did not receive sufficient votes for approval.


      THE DERIVATIVE ACTION


     In May 1998 a purported derivative lawsuit (the "Derivative Action") was brought on behalf of the Company against the Company's directors and officers who served between November 1996 and February 1998. The Derivative Action alleged breaches of fiduciary duty. Final judicial approval of a settlement was received in August 1999. Final judicial approval of the most recent amendment was received in June 2000, and pursuant to this amended settlement Mr. Rubin will pay to the Company approximately $2,800,000 in cash or securities. Mr. Rubin has already paid to the Company (all such payments, whether made or still owed, are referred to collectively as the "Rubin Payment") (a) an account containing both cash and unrestricted common stock of various publicly-traded companies, which account was found by order of the Superior Court of Washington to have a value of approximately $596,224, and (b) common stock of Response USA, Inc. and Etravnet.com, Inc., valued at $264,841 and $594,540, respectively by such court. Mr. Rubin has agreed to make additional payments, plus interest, of approximately $1,400,000 by September 30, 2000. Mr. Rubin has pledged certain common stock and options to purchase common stock in a publicly-traded company as collateral for these additional payments, and since July 15, 2000 any portion of the Rubin Payment not paid by such date is accruing interest thereafter at 12% annually.

      The remainder of the Rubin Payment will consist of the following: (a) the assignment by Mr. Rubin to the Company of his right to $600,000 from Hutchinson, which is due under the Consulting Agreement and Non-Competition Agreement, and which Mr. Rubin believes will be immediately available upon stockholder ratification of the Hutchinson Transaction; and (b) the assignment of approximately $500,000 as the "net present value" of the remaining payments (originally to be made in installments through 2002) due under the Consulting Agreement and Non-Competition Agreement to Mr. Rubin.

Hutchinson has withheld payments under the Consulting Agreement and Non-Competition Agreement pending stockholder ratification of the Hutchinson Transaction, pursuant to Proposal IV made hereby, and has conditioned its payments to the Company upon such stockholder ratification. The payments by Hutchinson are expected to constitute a significant portion of the Rubin Payment.

      If the Hutchinson Transaction is ratified by the Company's stockholders (see Proposal IV), the Company will release Mr. Rubin, the Company's Chairman and Chief Executive Officer, from the obligation to repay a $1,200,000 principal amount promissory note (the "Note") issued by Mr. Rubin to the Company. In return for such release, Mr. Rubin has assigned to the Company his rights to receive payments under the Non-Competition Agreement and Consulting Agreement with Hutchinson. In return for his assigning to the Company his rights to receive payments from Hutchinson under the Non-Competition Agreement and the Consulting Agreement, the Company will agree to reduce his indebtedness under the Note by an amount equal to the payments by Hutchinson to the Company. Hutchinson has conditioned its payments under the Consulting Agreement and Non-Competition Agreement on stockholder ratification of the Hutchinson Transaction. A majority of the Company's outstanding voting shares, whether or not present at the Meeting, must approve this Proposal IV.

      In the  event  the  Company  stockholders  do not  ratify  the  Hutchinson
Transaction, and Hutchinson does not make its payments as owed under the Non-Competition Agreement and the Consulting Agreement, Mr. Rubin will remain responsible for payment of $1,100,000 under the settlement. This amount represents the Hutchinson payments as to which the right to receive such payments had been assigned to the Company. Pursuant to the settlement agreement for the Derivative Action, Mr. Rubin is obligated to pay approximately $1,400,000 in cash to the Company, whether or not Hutchinson makes any payments to Mr. Rubin, no later than September 30, 2000. These obligations are collateralized by other specific assets of Mr. Rubin. Furthermore, Mr. Rubin has agreed to pay interest of $55,000 to the Company in consideration for being allowed until at least July 15, 2000 to make these payments. Any payments not made by July 15, 2000 have accrued 12% annual interest thereafter.

      In connection with the settlement of the Derivative Action, the Company has agreed to (a) appoint two new independent directors to the Board of Directors, pending stockholder approval hereby (see Proposal I), (b) have its chief financial officer report on the Company's financial condition and prospects at each regular board meeting, (c) establish an audit committee of the Board of Directors to be comprised entirely of independent directors, (d) establish a compensation committee to be composed of a majority of independent directors, (e) pass a board resolution regarding the review of unsolicited bona fide offers to acquire at least a controlling stake in the Company, and (f) pass a board resolution regarding "related party" transactions.


      THE CLASS ACTION

      In June 1998 a stockholder class action (the "Class Action") was filed against the Company's directors alleging breaches of fiduciary duty and loyalty to the Company and its stockholders in connection with a letter of credit guarantee by the Company for ERD Waste Corp.

("ERD") and the delisting of the Company's Common Stock and publicly-traded warrants from NASDAQ in February 1998. During Fiscal 1997 the Company paid $4,400,000 pursuant to its guarantee for ERD, which sought protection from creditors under Chapter 11 of the federal bankruptcy laws on September 30, 1997. Final judicial approval of a settlement was received in August 1999, pursuant to which the Company will pay $2,500,000 (the "Class Payment") to members of the stockholder class.


     The Class Payment was paid in the form of $600,000 in cash (consisting of proceeds from the Company's directors' and officers' liability insurance policy) and $1,900,000 in the form of 777,414 shares of common stock (valued at approximately $2.44 per share) of Western Power & Equipment Corp. ("Western") owned by the Company. Pursuant to a proposed amendment to the settlement of the Class Action, the Company and Western have agreed to file a registration statement with the Securities and Exchange Commission by September 30, 2000 covering these 777,414 shares. These shares will be distributed once a registration statement covering such shares filed by Western is declared effective by the Securities and Exchange Commission. The Company presently owns approximately 60.6% of the outstanding common stock of Western and, after the Class Payment is made, will own approximately 35% of the Western common stock. In addition, two of the officers and directors of the Company are officers or directors of Western. As a result, the Company will remain able to materially influence the outcome of votes by the directors and shareholders of Western on matters before its board of directors and shareholders even after the Class Payment is made. In addition, Mr. Rubin and Western have contemplated an acquisition by Mr. Rubin of the assets of Western. At the present time there is no agreement regarding such an acquisition.

                             OWNERSHIP OF SECURITIES


      Only stockholders of record holding voting shares at the close of business on the Record Date of July 20, 2000, the date fixed by the Board of Directors in accordance with the Company's by-laws, are entitled to vote at the Meeting. As of June 9, 2000, there were issued and outstanding a total of 12,347,148 voting shares of the Company, consisting of 11,921,528.5 shares of Common Stock and 425,619.5 shares of Series B-1 Preferred Stock. Each share of the Series B-1
Preferred Stock is convertible into, and shall vote as, one share of Common Stock. The Series B-1 Preferred Stock and Common Stock vote together as a class and all shares thereof have one vote.

      Each outstanding voting share is entitled to one vote on all matters properly coming before the Meeting. A total of one-half of the outstanding voting shares, plus one (or approximately 6,173,575 shares, based upon the number of outstanding voting shares as of June 9, 2000) as of the Record Date must be present, in person or by proxy, to establish a quorum for the meeting.

      The following table sets forth certain information as of June 9, 2000 with respect to each beneficial owner of five percent (5%) or more of the outstanding voting shares of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include options or SARs that have not yet vested or are not exercisable within 60 days of the date hereof.



------------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS*                          OFFICE(S)                            NUMBER OF VOTING SHARES         PERCENTAGE OF
OF BENEFICIAL OWNER                                                             BENEFICIALLY OWNED (1)          VOTING SHARES
------------------------------------------------------------------------------------------------------------------------------------

Robert M. Rubin                            Director, President, Chief           1,062,798 (2)(6)                7.9
                                           Executive Officer and Chairman
                                           of the Board
------------------------------------------------------------------------------------------------------------------------------------

C. Dean McLain                             Director, Executive                  300,000 (3)                     2.4
4601 N.E. 77TH Avenue                      Vice-President and
Suite 200                                  President of Western
Vancouver, WA 98662                        Power and Equipment Corp.
                                           ("Western")
------------------------------------------------------------------------------------------------------------------------------------

Howard Katz                                Director                             350,000 (4)                     2.8

------------------------------------------------------------------------------------------------------------------------------------

David M. Barnes                            Chief Financial Officer,             300,000 (5)                     2.4
                                           Vice President of Finance
                                           and Director
------------------------------------------------------------------------------------------------------------------------------------

Rubin Family Irrevocable                                                        1,025,000 (6)                   8.3
Stock Trust
------------------------------------------------------------------------------------------------------------------------------------

Jeffrey Berman                             Director                             1,650,000 (7)                  11.8
------------------------------------------------------------------------------------------------------------------------------------

Stephen Byers                              Nominee for Director                   250,000 (8)                   2.0
------------------------------------------------------------------------------------------------------------------------------------

Seymour Kessler                            Nominee for Director                   250,000 (9)                   2.0
------------------------------------------------------------------------------------------------------------------------------------

Allen Perres                               Nominee for Director                   250,000 (9)                   2.0
------------------------------------------------------------------------------------------------------------------------------------

All Directors and Executive                                                     2,012,798 (11)                 14.2
Officers as a Group (5 persons) (10)
------------------------------------------------------------------------------------------------------------------------------------

* UNLESS OTHERWISE INDICATED, THE ADDRESS OF EACH SUCH BENEFICIAL OWNER IS BUILDING 17, 2495 152ND AVENUE N.E., REDMOND, WASHINGTON 98052.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Includes (a) 222,798 shares of Common Stock, and (b) incentive stock options issued to Mr. Rubin under the 2000 Plan as of December 7, 1999 to acquire 840,000 shares for five years after issuance at an exercise price of $0.21 per share, or approximately 110% of the fair market value of the Common Stock as of December 7, 1999. All of the outstanding options are incentive stock options and are presently exercisable. Excludes options issued to Mr. Rubin under the 1996 Plan during 1996 to purchase an aggregate of 383,450 shares of Common Stock at exercise prices between $3.78125 and $5.125 per share, all of the options issued to Mr. Rubin under the Company's 1991 Stock Option Plan (the "1991 Plan") to purchase 80,000 shares of Common Stock at an exercise price of $3.125 per share and 126,550 shares at an exercise price of $5.125 per share, which options were cancelled on December 7, 1999.

(3) Includes incentive stock options to acquire 300,000 shares of Common Stock granted to Mr. McLain under the 2000 Plan as of December 7, 1999 for five years after issuance at an exercise price of $0.21 per share, or approximately 110% of the closing sale price of the Common Stock as of such date. Excludes (a) options under the 1991 Plan to purchase 36,000 shares of Common Stock at $3.125 per share, 45,000 shares of Common Stock at $4.875 per share, and 12,500 shares of Common Stock at $3.875 per share, and extended for an additional five years and repriced at $0.19 per share as of December 7, 1999 and (b) non-qualified options to acquire 150,000 shares of Common Stock granted under the 1996 Plan on April 25, 1996 at an exercise price of $3.78125 per share, the fair market value of the Common Stock on the date of grant, all of which options were cancelled on December 7, 1999. Mr. McLain's continuing employment by the Company is governed by the terms of his employment agreement.

(4) Includes incentive stock options granted to Mr. Katz under the 2000 Plan as of December 7, 1999 to purchase 350,000 shares of Common Stock for five years after issuance at an exercise price of $0.21 per share, or approximately 110% of the closing sale price of the Common Stock as of such date. Excludes options under the 1996 Plan to purchase 100,000 shares at an exercise price of $5.125 per share, 100,000 shares at an exercise price of $4.375 per share and 150,000 shares granted at an exercise price of $3.78125, all of which were cancelled as of December 7, 1999.

(5) Includes incentive stock options granted to Mr. Barnes under the 2000 Plan as of December 7, 1999 to purchase 300,000 shares of Common Stock for five years after issuance at an exercise price of $0.21 per share, or approximately 110% of the closing sale price of the Common Stock as of such date. Excludes options under the 1996 Plan to purchase 50,000 shares at an exercise price of $4.375 per share, 100,000 shares at an exercise price of $5.25 per share and 50,000 shares at an exercise price of $5.125 per share, all of which were cancelled as of December 7, 1999.

(6) Robert M. Rubin, a grantor of the Rubin Family Irrevocable Stock Trust (the "Trust"), disclaims beneficial ownership of the shares of Common Stock held by the Trust. See "Insider Participation," "Executive Compensation-Employment, Incentive Compensation and Termination Agreements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(7) Includes 25,000 non-qualified options to purchase Common Stock granted to Mr. Berman under the 2000 Plan as of April 27, 2000 in consideration of past and anticipated consulting services, which options are exercisable for five years at $0.3485 per share and of which one-third vested at issuance and one-third will vest on the dates one year and two years after issuance.

(8) Includes 250,000 non-qualified options to purchase Common Stock granted under the 2000 Plan as of April 27, 2000 to Mr. Byers in consideration for his anticipated services as a director of the Company. These options shall be exercisable at $0.3485 per share only upon, and for five years after, his election to the Board of Directors.

(9) Includes 250,000 non-qualified options to purchase Common Stock granted under the 2000 Plan as of December 7, 1999 to each of Dr. Kessler and Mr. Perres in consideration for their anticipated services as directors of the Company, which options shall be exercisable at $0.21 per share only upon, and for five years after, their election to the Board of Directors.

(10) Excludes Dr. Kessler and Mr. Perres and Mr. Byers, who are nominees for Director.

(11)  See Notes (2) through (7).

                                   MANAGEMENT

DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


      The following table sets forth information with respect to directors, nominees for directors, executive officers and key employees of the Company as of June 15, 2000. There are no pending legal proceedings to which any director, nominee for director or executive officer of the Company is a party adverse to the Company.



NAME                    AGE          POSITION
----                    ---          --------


Robert M. Rubin         60           Chairman of the Board of Directors,
                                     President and Chief Executive Officer


C. Dean McLain          44           Director and Executive Vice President of
                                     the Company; President and Chief Executive
                                     Officer of Western


David M. Barnes         57           Vice President of Finance, Chief Financial
                                     Officer and Director


Howard Katz             57           Director


Jeffrey Berman          38           Director


Stephen Byers           46           Nominee for Director (1)



Seymour Kessler         68           Nominee for Director (1)


Allen Perres            48           Nominee for Director (1)


-----------------
(1)   Nominee for election as a director at the Company's 1999 Annual Meeting.



ROBERT M. RUBIN. Mr. Rubin has served as the Chairman of the Board of Directors of the Company since May 1991, and has been its Chief Executive Officer since January 1996 to the present. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of the Company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of the Company and its subsidiaries. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986. Mr. Rubin continued as a director of SCI (now a subsidiary of Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin was Chairman of the Board and Chief Executive Officer and is a stockholder of ERD Waste Technology, Inc., a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous waste and hazardous waste. In September 1997, ERD filed for protection under the provisions of Chapter 11 of the federal bankruptcy act. Mr. Rubin is a former director and Vice Chairman, and currently a minority stockholder, of American Complex Care, Incorporated ("ACC"), a public company formerly engaged in providing on-site health care services, including intra-dermal infusion therapies. In April 1995, ACC, operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Rubin is also the Chairman of the Board of Western. The Company owns approximately 60.6% of the outstanding common stock of Western. Mr. Rubin owns approximately 13% of the fully-diluted IDF common stock. Mr. Rubin is also a director of Western (the Company's 60.6%-owned subsidiary), StyleSite Marketing, Inc., a public company principally engaged in the women's apparel catalog retailing business and which has filed for protection from creditors under the federal bankruptcy laws, Help at Home, Inc. and Med-Emerg, Inc., a publicly-held Canadian management company for hospital emergency rooms and out-patient facilities. Mr. Rubin devotes a substantial amount, but not a majority, of his professional time to the Company.

      C. DEAN MCLAIN. Mr. McLain has served as an Executive Vice President of the Company since March 1, 1993, as a director of the Company since March 7, 1994 and as President of Western ( A 60.6%-owned subsidiary of the Company since June 1, 1993. From 1989 to 1993, Mr. McLain served as Manager of Privatization of Case Corporation. From 1985 to 1989, Mr. McLain served as General Manager of Lake State Equipment, a distributor of John Deere construction equipment. Mr. McLain holds a B.S. degree in Business and Economics, and a Master's of Business Administration from West Texas State University. Mr. McLain devotes his full professional time to Western and included in such time is time spent on the Company's business.

      DAVID M. BARNES. Mr. Barnes has served as the Chief Financial Officer of the Company since May 15, 1996, and has been a director since November 8, 1996. Mr. Barnes is presently the chief financial officer of EGOMagazine.com, Inc. a privately-held Internet and diversified media company based in Beverly Hills, CA. Mr. Barnes has been a director, the President and a minority stockholder of ACC from October 1994 to the present. In April 1995, ACC's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Barnes devotes a majority of his professional time to the business of the Company.

      HOWARD KATZ. Mr. Katz was Executive Vice President of the Company from April 15, 1996 through July 31, 1998, and has been a director of the Company since April 15, 1996. Since January 1999 to the present Mr. Katz has been the Chief Executive Officer of Imagine Networks, LLC, which engages in advanced technology and software development. From December 1995 through April 15, 1996, Mr. Katz was a consultant for, and from January 1994 through December 1995 he held various executive positions, including Chief Financial Officer from December 1994 through December 1995, with National Fiber Network (a fiber optics telecommunications company).

      JEFFREY BERMAN. Mr. Berman has been a Director of the Company since June 2000. Mr. Berman has been a consultant to the Company since April 2000. Between January 1998 and April 2000 Mr. Berman was the Director of Investment Banking for Gruntal & Co., and prior thereto had held the same position since 1994 for Hampshire Securities, Inc. Mr. Berman has been involved in investment banking since 1991.

      STEPHEN BYERS. Mr. Byers is a nominee for Director of the Company. Since January 2000 Mr. Byers has been the Director of the Investment Division of The Dreyfus Corporation, the investment management company. Between May 1997 and November 1999 Mr. Byers was the Executive Vice President of Capital Markets, Chief Financial Officer and Treasurer of Gruntal & Co., LLC, a registered broker-dealer. Prior to May 1997 Mr. Byers had been a managing director of PaineWebber, Inc.



      SEYMOUR KESSLER. Dr. Kessler is a nominee for Director of the Company. From January 1999 to the present Dr. Kessler has been co-Managing Director of RKP Capital Partners, a holding company for publicly and privately-held companies. Between 1996 and the present Dr. Kessler has been an active investor in various publicly and privately-held companies. From 1992 through 1996 Dr. Kessler was a founder, Chief Executive Officer and a director of Princeton Dental Management Corporation. Between 1982 and 1997 Dr. Kessler served on the Board of Trustees of University of Health Science Center, in Des Moines, IA. Dr. Kessler also has been a director of four nationally-chartered banks, including serving as Vice Chairman of the Board of Directors of Peterson Bank. Dr. Kessler is a former podiatric surgeon who since 1975 has held majority and minority interests and actively served in over 85 partnerships, privately-held and publicly-owned companies and institutions.


      ALLEN PERRES. Mr. Perres is a nominee for Director of the Company. From January 1999 to the present Mr. Perres has been co-Managing Director of RKP Capital Partners, a holding company for publicly and privately-held companies. Mr. Perres is a partner in RB Partners, Inc., an investment banking firm for homebuilders, and has served in such capacity from 1994 to the present. Mr. Perres co-founded and managed that firm's commercial and residential mortgage unit, First Dearborn Mortgage Company, Inc., during such period.

                             EXECUTIVE COMPENSATION


      The following table sets forth the amount of all compensation paid by the Company for services rendered during each of Fiscal 1999, Fiscal 1998 and Fiscal 1997 to each of the Company's most highly compensated executive officers and key employees whose total compensation exceeded $100,000, and to all executive officers and key employees of the Company as a group.



                             ANNUAL COMPENSATION              LONG-TERM COMPENSATION

                                                                 AWARDS

NAME AND             FISCAL    SALARY     BONUS     OTHER       RESTRICTED   SECURITIES   LTIP        ALL OTHER
PRINCIPAL            YEAR      ($)(1)               ANNUAL      STOCK        UNDER-       PAYOUTS     COMPEN
POSITION                                            COMPEN-     AWARD(S)     LYING        ($)         -SATION
                                                    SATION      ($)          OPTIONS/)                ($)
                                                    ($)                      SARS(#
Robert M. Rubin
(2)                  1999      375,000    -0-       -0-         -0-          -0-           -0-         -0-
Chairman,            1998      350,000    -0-       -0-         -0-          -0-           -0-         -0-
President and        1997      325,000    -0-       -0-         -0-          -0-           -0-         -0-
Chief Executive
Officer

Howard Katz
Director             1999       78,000    -0-       13,738      -0-          -0-           -0-         -0-
                     1998      197,000    -0-       -0-         -0-          -0-           -0-         -0-
                     1997      131,968    -0-       -0-         -0-          200,000       -0-         -0-

David M. Barnes,
Chief Financial      1999      125,000    -0-       2,000       -0-          -0-           -0-         -0-
Officer, Vice        1998      156,000    -0-       -0-         -0-          -0-           -0-         -0-
President of         1997      129,807    -0-       -0-         -0-          100,000       -0-         -0-
Finance and Director

C. Dean McLain
(3)                  1999      290,000    -0-       -0-         -0-          -0-           -0-         -0-
Executive Vice       1998      280,000    68,935    -0-         -0-          -0-           -0-         -0-
President and        1997      268,587    18,658    -0-         -0-          -0-           -0-         -0-
Director;
President of
Western


(1)   Includes severance payments.


(2) Includes $150,000 paid under Mr. Rubin's Consulting Agreement with Western during Fiscal 1999, and $150,000 paid under Mr. Rubin's now-expired employment agreement with Western during Fiscal 1997 and Fiscal 1998. See "Employment Agreements."





(3)   All compensation paid by Western.

                               STOCK OPTION PLANS


OPTION GRANTS IN FISCAL 2000

      Through April 30, 2000, the Company has issued a total of 3,310,00 options under the 2000 Plan during Fiscal 2000. This amount excludes new incentive stock options issued as of December 7, 1999 under the 2000 Plan for an identical number of shares of Common Stock as was issuable upon the exercise of all outstanding options under the 1991 Plan and 1996 Plan, all of which options were cancelled as of December 7, 1999. The 2000 Plan was adopted as of December 7, 1999 and also as of such date the 1991 Plan and 1996 Plan were cancelled.

      The Board of Directors amended the employment agreement of Robert M. Rubin as of December 7, 1999, pursuant to which the Company made a one-time grant of 250,000 incentive stock options under the 1996 Plan to Mr. Rubin exercisable for five years after issuance at $0.21 per share. See "Employment Agreements."

      The Company also issued 500,000 non-qualified stock options on April 27, 2000, to Michael Sweeney, 250,000 non-qualified stock options to Stephen Byers (a nominee for Director) and 100,000 non-qualified stock options to Michael Metter, all in consideration for services rendered and to be rendered by such persons who have agreed to be engaged as consultants to the Company, and 250,000 non-qualified stock options to each of Gersten, Savage & Kaplowitz, LLP ("GSK") and Stephen Berger in consideration for legal services. Except for the options issued to GSK which vested fully upon issuance and the 100,000 options to Mr. Metter vesting one-third at issuance and at each of the two years thereafter the foregoing options vest in one-fifth (20%) increments at issuance and each of the four years thereafter. The Company also issued 50,000 non-qualified stock options, on such date and on the same terms, to Bert Gusrae in consideration of corporate finance consulting services rendered to the Company, which options vested upon issuance. The Company also issued 1,650,000 incentive stock options to Jeffrey Berman, which options vest one-half at issuance and the remaining one-half on the date one year after issuance. All of the foregoing options are exercisable for five years after issuance at $0.3485 per share (85% of the closing bid price on such date).

      As of December 7, 1999 the Company cancelled all outstanding options issued under the 1996 Plan and 1991 Plan, adopted the 2000 Plan and issued new incentive stock options under the 2000 Plan for an identical number of shares of Common Stock as was issuable upon exercise of all such cancelled options. These new options are exercisable for five years after the date of issuance at an exercise price of $0.21 per share, or approximately 110% of the closing sale price of the Company's Common Stock on December 7, 1999. The Company also issued as of December 7, 1999 an additional 56,500 incentive stock options and 100,000 incentive stock options to Messrs. McLain and Barnes, respectively, all of which options are exercisable at $0.21 per share for five years after issuance, 250,000 non-qualified options to each of Dr. Kessler and Mr. Perres, all of which options are exercisable at $0.21 per share for five years after their election to the Board of Directors, and 10,000 non-qualified options to Matthew DeVries, an officer of Western, which options are exercisable at $0.21 per share for five years after issuance.

OPTION GRANTS IN FISCAL 1999

      No options were issued in Fiscal 1999.

      The following table provides information concerning the exercise of stock options during the last completed fiscal year by each executive officer named in the Summary Compensation Table, and the fiscal year-end value (as of July 31, 1999) of unexercised options held by each such person. None of these options have been exercised as of June 15, 2000.


                          AGGREGATED OPTIONS EXERCISED
                      IN LAST FISCAL YEAR (1999) AND FISCAL
                             YEAR-END OPTION VALUES


                                                                        VALUE OF
                                                     NUMBER OF       UNEXERCISED
                                                   UNEXERCISED      IN-THE-MONEY
                          SHARES                  Options/SARs      Options/SARs
                     ACQUIRED ON        VALUE        AT FY-END         AT FY-END
NAME                EXERCISE (#)     REALIZED      EXERCISABLE      EXERCISABLE*
--------------------------------------------------------------------------------

Robert Rubin             -0-           -0-           590,000            $0



Howard Katz              -0-           -0-           350,000            $0




David Barnes             -0-           -0-           200,000            $0

C. Dean McLain           -0-           -0-           243,500            $0


THE 2000 STOCK OPTION PLAN

      The Company's Board of Directors cancelled as of December 7, 1999 all options outstanding under the Company's 1996 Stock Option Plan, adopted on April 25, 1996 and amended as of July 30, 1996 (the "1996 Plan"), adopted as of such date the 2000 Plan and issued new incentive stock options under the 2000 Plan for an identical number of shares of Common Stock as were issuable upon exercise of the cancelled options. In addition, the Company issued 56,500 and 100,000 additional incentive stock options to Messrs. McLain and Barnes, respectively, in consideration for their continued service to the Company. These new options are exercisable for five years after the date of issuance at an exercise price of $0.21 per share, the closing sale price of the Company's Common Stock on December 7, 1999. The Company has issued 250,000 non-qualified stock options to each of Dr. Kessler and Mr. Perres, which options will vest upon their election to the Board of Directors and will be exercisable for five years thereafter at an exercise price of $0.21 per share. The Company on April 27, 2000 issued an additional 2,810,000 non-qualified stock options exercisable at $0.3485 per share (85% of the closing bid price on such date) for varying terms, to various individuals or entities. See "Option Grants in Fiscal 2000."

      As of June 15, 2000, the directors, executive officers and nominees for election to the Board of Directors listed below hold outstanding options to acquire shares of Common Stock granted under the 2000 Plan, as follows:

RECIPIENT             DATE OF GRANT                    NUMBER OF       EXERCISE
                                                        OPTIONS          PRICE


Robert M. Rubin       December 7, 1999                   840,000 (1)     $0.21

C. Dean McLain        December 7, 1999                   300,000 (1)     $0.21

Howard Katz           December 7, 1999                   350,000 (1)     $0.21

David M. Barnes       December 7, 1999                   300,000 (1)     $0.21

Seymour Kessler       December 7, 1999                   250,000 (2)     $0.21

Allen Perres          December 7, 1999                   250,000 (2)     $0.21


Jeffrey Berman        April 27, 2000                   1,650,000 (3)     $0.3485

Stephen Byers         April 27, 2000                     250,000 (2)     $0.3485


(1)   These are incentive stock options and are all presently exercisable.

(2) These are non-qualified stock options and will vest only upon their election to the Board of Directors.


(3)   These are incentive stock options of which one-half   vested upon issuance
      and  one-half  will  vest thirteen months after issuance.

COMPARISON OF THE  CUMULATIVE  TOTAL RETURN AMONG THE COMPANY'S COMMON
STOCK, THE NASDAQ MARKET INDEX AND A PEER GROUP CONSISTING OF THE S&P MACHINERY (DIVERSIFIED) INDEX, SINCE JULY 31, 1994



      The Company presently engages in only one operating business, which it does through its subsidiary, Western. The peer group used for purposes of this comparison is the S&P Machinery (Diversified) Index, whose businesses are believed to be comparable to that of Western. The companies comprising such index are: Case Corporation, Caterpillar Inc., Cooper Industries, Inc., Deere & Co., Dover Corporation, Milacron Inc., Ingersoll Rand Corporation, and Timken Corporation. This comparison covers the total return (assuming an investment of $100 in each of the following) among the Company's Common Stock, an index representing the NASDAQ Stock Market and the S&P Machinery (Diversified) Index over a five-year period beginning July 31, 1994 and ending May 31, 2000 and assumes the reinvestment of dividends.


                       COMPANY             NASDAQ             S&P MACHINERY
DATE                COMMON STOCK        MARKET INDEX        (DIVERSIFIED) INDEX


 7/31/94             $100.00 (1)            $ 100.00              $ 100.00
 7/31/95             $115.42 (2)            $ 122.54              $ 126.08
 7/31/96             $163.72 (3)            $ 133.59              $ 128.51
 7/31/97             $115.65 (4)            $ 196.38              $ 208.74
 7/31/98             $ 13.60 (5)            $ 235.44              $ 172.60
 7/31/99             $  6.47 (6)            $ 332.63              $ 202.20
 5/31/00             $ 12.76 (7)            $ 421.45              $ 174.09

(1) The price for the Company's Common Stock for such date was unavailable. This comparison calculates a base price of $100 using the average ($4.41) of the high ($4.75) and low ($4.06) sale prices for the Common Stock during the fourth quarter of the Company's fiscal year ending July 31, 1994.

(2) This comparison uses the average ($5.09) of the high ($5.92) and low ($4.25) sale prices for the Common Stock during the fourth quarter of the Company's fiscal year ending July 31, 1995.

(3) This comparison uses the average ($7.22) of the high ($10.25) and low ($4.19) sale prices for the Common Stock during the fourth quarter of the Company's fiscal year ending July 31, 1996.

(4) This comparison uses the average ($5.10) of the high ($6.00) and low ($4.38) sale prices for the Common Stock during the fourth quarter of the Company's fiscal year ending July 31, 1997.

(5) This comparison uses the average ($0.606) of the high ($0.875) and low ($0.33) sale prices for the Common Stock during the fourth quarter of the Company's fiscal year ending July 31, 1998.

(6) This comparison uses the average ($0.285) of the high ($0.32) and low ($0.25) sale prices for the Common Stock during the fourth quarter of the Company's fiscal year ending July 31, 1999.

(7) The last sale price of the Company's Common Stock quoted on the OTC Bulletin Board on May 31, 2000 was $0.5625, meaning that an investment of $100 in the Company's Common Stock at a purchase price of $4.41 per share would have been, on May 31, 2000, reduced to approximately $12.76, representing a price decline of approximately 87.25%.

EMPLOYMENT, INCENTIVE COMPENSATION AND TERMINATION AGREEMENTS

      ROBERT M. RUBIN

      Mr. Rubin is employed by the Company as the Chairman of the Board of Directors of the Company and of its subsidiaries. Mr. Rubin is so employed pursuant to an amended and restated employment agreement, dated as of June 3, 1998 and as amended as of December 7, 1999 (the "Restated Agreement"), with a five-year term expiring December 7, 2004. The Restated Agreement provides Mr. Rubin with a $225,000 minimum annual base salary, incentive bonuses based upon the Company's profitability or consummation of any transactions increasing its value, and 250,000 incentive stock options under the 1996 Plan. The Company's Board of Directors and its Compensation Committee have ratified and approved the Restated Agreement.


     The Restated Agreement provides for a base salary payable to Mr. Rubin of a minimum of $225,000 (his base salary for Fiscal 1999) for the fiscal years ending July 31, 2000 ("Fiscal 2000") and July 31, 2001 ("Fiscal 2001"), which base salary shall be as determined by the Compensation Committee of the Company's Board of Directors and ratified by a majority of the entire Board of Directors of the Company (other than Mr. Rubin). Mr. Rubin's base salary in each of the fiscal years ending July 31, 2000 and 2001 will be adjusted for any increase in the annual cost of living as published by the Bureau of Labor Statistics of the United States Department of Labor for wage earners in the New York City metropolitan area measured over the course of the immediately preceding fiscal year. Mr. Rubin will also receive as compensation under the Restated Agreement a one-time grant of 250,000 incentive stock options under the 1996 Plan which options are immediately exercisable at $0.21 per share (approximately 110% of the closing sale price of the Company's Common Stock on the OTCBB on December 7, 1999, the date of grant) for five years after the date of grant. The Restated Agreement also provides for incentive bonuses consisting of 10% of the sale price in excess of the Company's basis, up to a maximum aggregate bonus of $3,000,000, to be paid to Mr. Rubin contingent upon the Company's ability to dispose of its holdings of the common stock of either eGlobe, Inc. or Western and receive net aggregate proceeds in excess of $3,000,000 from the sale of the shares of either eGlobe or Western shares. The Company presently owns 1,923,000 shares of eGlobe common stock (approximately 2.2% of the outstanding eGlobe shares as of May 30, 2000) and 1,222,586 shares of Western common stock (approximately 37% of the outstanding shares after giving effect to the Company's disposition of 777,414 shares pursuant to the settlement agreement for the Class, which disposition is expected to take place during Fiscal 2000). The Company presently has no agreements or commitments to sell part of all of these securities. In addition, Mr. Rubin, Mr. McLain and Western have contemplated their acquisition of certain of the assets of Western, but there is no agreement with regards to such acquisition.





      Mr. Rubin is also engaged by Western, the Company's 60.5%-owned subsidiary, pursuant to a two-year Consulting Agreement, effective August 1, 1998 and expiring August 1, 2000 under which he is paid $150,000 annually plus reimbursed for his business expenses.

      C. DEAN MCLAIN

      C. Dean McLain serves as the President and Chief Executive Officer of Western, the Company's 60.6%-owned subsidiary, pursuant to a ten-year employment agreement expiring July 31, 2005. This employment agreement superseded Mr. McLain's earlier employment agreement with the Company, which is further described below and which was terminated upon the execution of his employment agreement with Western. Pursuant to such agreement, Mr. McLain received an annual base salary, payable monthly, of $250,000 through the end of Fiscal 1996, $265,000 per annum in Fiscal 1997, $280,000 per annum in Fiscal 1998 and $290,000 per annum in Fiscal 1999 and will receive $300,000 per annum in Fiscal 2000. For each of the fiscal years ending 2001, 2002, 2003, 2004 and 2005, Mr. McLain's base salary shall be determined by the Compensation Committee of Western and ratified by the full Board of Directors of Western. In each of the five fiscal years from 2001 through 2005, such base salary shall not be less than the annual base salary in effect in the immediately preceding fiscal year plus a cost of living adjustment. In addition, Mr. McLain has been entitled to receive bonus payments in each of the fiscal years from Fiscal 1996 through and including Fiscal 2000, inclusive, equal to five percent (5%) of such fiscal year consolidated pre-tax income of Western in excess of $1,750,000 in each such fiscal year (the "Incentive Bonus"); provided, that the maximum amount of the Incentive Bonus payable by Western to Mr. McLain shall not exceed $150,000 in any such fiscal year, without regard to the amount by which Western's consolidated pre-tax income shall exceed $1,750,000 in each of such fiscal years. For each of the fiscal years ending 2001 through 2005, Mr. McLain's incentive bonus shall be determined by the Compensation Committee of Western's Board of Directors and ratified by Western's full Board of Directors. The maximum annual incentive bonus which Mr. McLain shall be entitled to receive under his Employment Agreement shall not be less than $150,000. As used in Mr. McLain's Employment Agreement, the term "consolidated pre-tax income" is defined as consolidated net income of Western and any subsidiaries of Western subsequently created or acquired, before the Incentive Bonus, income taxes and gains or losses from disposition or purchases of assets or other extraordinary items.

      Under the terms of his amended employment agreement, the 150,000 stock options exercisable at $6.50 per share, which were awarded in March 1995 to Mr. McLain under Western's 1995 Stock Option Plan, were cancelled and on August 1, 1995 Mr. McLain was granted options to purchase 300,000 shares of Western common stock at $6.00 per share, the closing sale price of Western's common stock on August 1, 1995. These options were subsequently repriced at $4.50 per share in December 1995. The grant of all stock options to Mr. McLain pursuant to his amended employment agreement was ratified at Western's 1995 Annual Meeting. In the event that Western does not meet the accumulated consolidated pre-tax income levels described above, Mr. McLain shall still be entitled to options to purchase the 125,000 Western shares should the accumulated consolidated pre-tax income of Western for the five years from Fiscal 1996 through and including Fiscal 2000 equal or exceed $16,000,000. In the event such additional incentive stock options become available to him, Mr. McLain may exercise such options during the nine -year period ending July 31, 2005 at $4.50 per share. Mr. McLain's employment agreement also provides for fringe benefits as are customary for senior executive officers in the industry in which Western operates, including medical coverage, excess life insurance benefits and use of an automobile supplied by Western.

      Mr. McLain, Mr. Rubin and Western have contemplated their acquisition of certain of the assets of Western, but there is presently no agreement with regards to such acquisition.

      Prior to the effectiveness of Western's initial public offering, Mr. McLain served as President and Chief Executive Officer of Western, and Executive Vice President of the Company pursuant to the terms of an employment agreement with the Company effective March 1, 1993, which was to terminate on July 31, 1998. Such agreement entitled Mr. McLain to scheduled increases in his base salary up to $172,300 per year during the fiscal year ending July 31, 1998. The terms of such employment agreement also provided for the issuance to Mr. McLain of an aggregate of 20,000 shares of the Company's Common Stock at $.01 per share. In addition, as of December 7, 1999 Mr. McLain received options to acquire 300,000 shares of the Company's Common Stock, exercisable for five years after issuance at $0.21 per share, or approximately 110% of the closing sale price of the Common Stock on such date. See "Executive Compensation."

      HOWARD KATZ

      Howard Katz is a director of the Company. Mr. Katz is presently receiving severance payments of $78,000 per year under a severance agreement which provides for payments over a three-year period ending in 2001. Mr. Katz received $91,738 in salary and severance payments and other compensation during Fiscal 1999. Prior to July 31, 1998, Mr. Katz served as the Company's Executive Vice President since April 15, 1996 and received an annual base salary of $185,000 for Fiscal 1998. See "Executive Compensation."

      DAVID M. BARNES


      David M. Barnes is a director and Chief Financial Officer of the Company. In Fiscal 1999 Mr. Barnes received a base salary of $50,000 plus severance payments aggregating $75,000 and certain executive benefits which brought his total annual compensation for Fiscal 1999 to $127,000. In Fiscal 2000 Mr. Barnes has continued in these capacities with a base salary of $75,000 plus certain executive benefits. Between May 15, 1996 and July 31, 1998 Mr. Barnes was the Company's Chief Financial Officer and received an annual salary of approximately $150,000. In addition, Mr. Barnes received 100,000 options under the 2000 Plan on December 7, 1999. See "Executive Compensation."


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


      During Fiscal 1998 and Fiscal 1999, the Board of Directors' Compensation Committee (the "Compensation Committee") did not meet. During this time the Company's Board of Directors decided all compensation matters relating to the Company's executive officers. The Compensation Committee has met in June 2000 to discuss, ratify and approve Mr. Rubin's employment agreement, and discuss other matters.


      Mr. Rubin's annual compensation, identified in the Summary Compensation Table, has been determined by his employment agreements with the Company, which have been approved by the Board of Directors. Mr. Rubin's agreement was amended in December 1999 (such agreement is also referred to herein as the "Restated Agreement") and now is for a five-year term expiring December 7, 2004.

For information concerning Mr. Rubin's Restated Agreement, see "Employment, Incentive Compensation and Termination Agreements." Mr. Rubin also entered into a separate employment agreement with Western. Mr. McLain's annual compensation was set by his amended employment agreement with Western. See "Employment, Incentive Compensation and Termination Agreements."


      No director of the Company is paid to attend Board meetings, although they are reimbursed for their actual expenses. During the first nine months of Fiscal 2000 the Company has held two meetings of the Board of Directors at which all directors were present telephonically. During Fiscal 1999 there were no meetings of the Board of Directors and actions of the Board were taken pursuant to resolutions approved by the unanimous written consent of the directors (not counting abstentions). During Fiscal 1999, there were no meetings of the Compensation Committee and all matters regarding compensation were resolved or handled by the entire Board of Directors. During Fiscal 2000, the Compensation Committee has only met once in June 2000 to discuss, ratify and approve Mr. Rubin's employment agreement and the 2000 Plan, and other matters. While Mr. Rubin serves on the Compensation Committees of the Boards of Directors of other publicly held corporations, no executive officers or directors of such companies serve on the Company's Compensation Committee. The Compensation Committee reviews the compensation for all employees and the granting of options under all of the Company's employee stock option plans that may exist and be in effect from time to time, and presently consists of Messrs. McLain, Berman and Katz. If Mr. Byers is elected to the Board, it is anticipated that he will replace Mr. McLain on the Compensation Committee.

      Upon the closing of the Hutchinson Transaction in January 1996, the Company, Robert Rubin and Hutchinson (as guarantor) entered into a five-year Non-Competition Agreement in favor of Hutchinson and its affiliates, pursuant to which Mr. Rubin and the Company agreed not to compete with the businesses acquired in the Hutchinson Transaction. Under the terms of the Non-Competition Agreement, Mr. Rubin was to receive payments aggregating $200,000 over a seven year period. In addition, at the closing of the Hutchinson Transaction Hutchinson engaged Mr. Rubin under a seven-year Consulting Agreement pursuant to which Mr. Rubin was to receive payments aggregating $1,000,000. All payments under the Non-Competition Agreement and Consulting Agreement, aggregating $1,200,000 (and as to which the net present value of such payments is approximately $1,100,000), were assigned to the Company by Mr. Rubin as at July 31, 1998 as repayment for his $1,200,000 loan. No payments have or will be made to the Company from Hutchinson, unless and until the Hutchinson Transaction is ratified by the Company's stockholders at this Meeting or any subsequent special or annual meeting of Company stockholders. Hutchinson has conditioned its payments under those agreements on stockholder ratification of the Hutchinson Transaction. Pursuant to the amended settlement agreement for the Derivative Action, Mr. Rubin was obligated to make an approximately $1,400,000 cash payment to the Company by July 15, 2000 irrespective of whether Hutchinson makes any payments to Mr. Rubin. Interest on such amount has accrued at 12% annually since July 15, 2000.



BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION


      The Board of Directors has been largely responsible for the Company's policy on executive compensation as the Board's Compensation Committee did not meet during Fiscal 1999 and has only met once in June 2000 to discuss, ratify and approve Mr. Rubin's employment agreement and the 2000 Plan, and other matters. The Board believes that offering the Company's senior executive officers employment agreements is the best way to attract and retain highly capable employees on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company and its subsidiaries. Presently, the Company has only engaged Mr. Rubin pursuant to an employment agreement (which was amended and restated as of December 7, 1999). Mr. McLain is under contract with the Company's 60.6%-owned subsidiary, Western. The Company believes that its compensation levels as to all of its employees were and are comparable to industry standards. See "Executive Compensation-Employment, Incentive Compensation and Termination Agreements."


      In setting levels of compensation under such employment contracts and in approving the compensation of all other Company employees, the Board of Directors evaluates the Company's overall profitability, the contribution of particular individuals to the Company's performance and industry compensation standards. A significant portion of the maximum achievable compensation paid to Mr. Rubin under his Restated Agreement is contingent upon the Company's profitability or consummation of any transactions increasing its value. See "Employment, Incentive Compensation and Termination Agreements," above.

TRANSACTIONS WITH ERD WASTE CORP.


      The Company incurred a loss of approximately $5,000,000 as a result of certain transactions it entered into with ERD Waste Corp. ("ERD") in Fiscal 1997. On September 30, 1997, ERD filed for reorganization under Chapter 11 of the federal bankruptcy laws. The Company has recorded a $5,000,000 net loss in connection with these transactions, which included making available for ERD's benefit a $4,400,000 letter of credit and making an additional $500,000 loan during Fiscal 1997.


      Robert M. Rubin, the Chairman and Chief Executive Officer and a principal stockholder of the Company, is also the Chairman, Chief Executive Officer, a director and a principal stockholder of ERD, and owns approximately 25.1% of the outstanding ERD Common Stock.




      Under the terms of an indemnity agreement, dated May 30, 1996, Robert M. Rubin agreed to indemnify the Company for any and all of its losses resulting from issuance of a $4,400,000 standby letter of credit (the "Letter of Credit") originally issued by Citibank, N.A. and later assumed by North Fork Bank in favor of Chase Bank on behalf of ERD, to ERD. In consideration of his negotiating the modification of the ERD agreement, on November 8, 1996, the Company's Board of Directors (Mr. Rubin abstaining) agreed to amend the indemnity agreement with Mr. Rubin to limit his contingent liability thereunder to the extent of 23% (Mr. Rubin's approximate percentage beneficial ownership in the outstanding Company Common Stock as of May 30, 1996) of any and all losses incurred by the Company in connection with the Letter of Credit to ERD. Mr. Rubin's reimbursement obligations are also subject to pro rata reduction to the extent of any repayments made directly by ERD or from proceeds received by AUGI from the sale of ERD capital stock described above. In addition, Mr. Rubin personally guaranteed the $500,000 additional advance from the Company to ERD.




      On September 30, 1997, ERD filed for reorganization under Chapter 11 of the federal bankruptcy laws. On October 29, 1997, Chase Bank drew $4,400,000 from the Letter of Credit. As a result, the Company became liable to North Fork Bank, the issuer of the Letter of Credit, for such amount, which obligation the Company paid in full on October 31, 1997. As a result, the Company is now a creditor in the ERD reorganization, holding approximately $5,000,000 of claims and a lien on certain ERD assets. However, the federal bankruptcy courts will not sustain or honor this lien on the basis of the common control between the Company and ERD resulting from the fact that Mr. Rubin has been or is an officer of each company. If the lien is not sustained, the Company will be only a general unsecured creditor of ERD. As a result of the foregoing development, the Company recorded a $5,000,000 net loss in connection with the Letter of Credit and Advance Loan to ERD for the year ended July 31, 1997. In the event that the Company does not recoup any portion of such loss in connection with the ERD bankruptcy proceedings or otherwise, Mr. Rubin has agreed to personally indemnify the Company for the first $1,600,000 of such loss. See "The Class Action."


TRANSACTIONS WITH OTHER AFFILIATES


      During Fiscal 1999, the Company provided approximately $992,000 in financing to IDF, International, Inc. ("IDF") a 40%-owned subsidiary. These funds were used for working capital, the payment of certain delinquent taxes and other liabilities of Hayden/Wegman, Inc., an IDF subsidiary, and costs related to the discontinuation of operations of TechStar (also a subsidiary of IDF). The Company has now taken a full reserve against the $992,000 in advances to IDF made prior to Fiscal 2000 due to a significant decrease in revenue sustained by IDF and IDF's inability to obtain further financing, which have made recovery uncertain. Subsequently, the Company loaned IDF an additional $188,000 during the second and third quarters of Fiscal 2000, and has not taken a reserve against these latter advances.


      Lawrence Kaplan, a former director of the Company, is also a member of the Board of Directors of IDF and directly and through affiliates owns an aggregate of 497,859 shares of IDF common stock. In addition, GV Capital, Inc., an affiliate of Mr. Kaplan, has acted as placement agent in connection with the IDF private placement and received additional compensation for such services, in the form of commission of 7.5%, a 2.5% non-accountable expense allowance and 180,000 shares of IDF common stock for nominal consideration.


      Mr. Rubin was until August 1999 a director of IDF and owned 874,659 shares of IDF common stock, representing approximately 13.0% of the currently outstanding IDF common stock after giving effect to a merger involving IDF and Mr. Rubin's conversion of an $800,000 loan previously made to IDF into preferred stock in turn convertible into an additional 400,000 shares of IDF common stock, prior to his transfer of such shares to the Rubin Family Irrevocable Stock Trust. Subsequent to such merger, Mr. Rubin had served as Chairman of the Board of Directors of IDF and received a three year employment agreement from IDF at an annual salary of $75,000. However, Mr. Rubin has not received payments thereunder since IDF's fiscal year ended July 31, 1998.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.


      To the knowledge of the Company, no officers, directors, beneficial owner of more than 1 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during Fiscal 1999, or the current Fiscal 2000 to date.

ACTIONS TO BE TAKEN UNDER THE PROXY


      Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the election of the persons named in the next succeeding table as nominees to the Board of Directors of the Company; (b) to amend the Company's Certificate of Incorporation to change the Company's name to "Intertech Capital, Inc."; (c) to authorize and ratify the adoption of the Company's 2000 Plan; (d) to ratify the Hutchinson Transaction; (e) to authorize and ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock in connection with the Old ConnectSoft acquisition; (f) to authorize and ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock; (g) to authorize and ratify an amended and restated employment agreement between the Company and Robert M. Rubin, its Chief Executive Officer, (h) to authorize and ratify an amendment to the Company's Certificate of Incorporation reducing the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, and reducing the authorized Common Stock from 65,000,000 to 40,000,000 shares, and removing any classifications in the Common Stock; (i) to authorize and ratify the appointment of PricewaterhouseCoopers as the Company's auditors for Fiscal 1999; and (j) in connection with the transaction of such other business that may be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy.

PROPOSAL I. TO ELECT EIGHT (8) DIRECTORS TO THE BOARD OF DIRECTORS, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING


NOMINEES


      At the Annual Meeting eight directors are to be elected to the Board of Directors. Each director shall hold office until the next Annual Meeting of Stockholders or until his successor is elected. The names of the nominees for election as directors, all of whom other than Messrs. Byers and Perres and Dr. Kessler are incumbent directors of the Company, are set forth below. Biographical information on each of the candidates for election is included in "Management." Unless authority to vote for one or more nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of the following nominees. With respect to any such nominee who may become unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person as the Board of Directors may recommend, but the Board does not know of any reason why any nominee will be unable or unwilling to serve if elected.



NAME                           AGE       POSITIONS HELD


                                         President, Chief Executive Officer and
Robert M. Rubin............    60        Chairman of the Board


C. Dean McLain.............    44        Executive Vice President and Director


David M. Barnes............    57        Chief Financial Officer, Vice President
                                         of Finance and Director

Howard Katz................    57        Director

Jeffrey Berman.............    38        Director

Stephen Byers .............    46        Nominee


Seymour Kessler............    68        Nominee

Allen Perres ..............    48        Nominee


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


      At present the Board of Directors has three committees, the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. The
Compensation Committee reviews the compensation for all employees and the granting of options under all of the Company's employee stock option plans that may exist and be in effect from time to time. The Compensation Committee presently consists of Messrs. McLain, Katz and Berman. The Audit Committee's duties include the review of the Company's financing arrangements and a review of its internal financial controls, and consists of Messrs. Barnes and Katz. The Corporate Governance Committee's duties will include the review of corporate governance matters including proposed amendments to the Certificate of Incorporation and bylaws and the conduct of meetings of directors, committees of the Board of Directors and of stockholders. During Fiscal 1999, the Board of Directors did not meet and only took actions pursuant to the unanimous written consent of the directors without a meeting. Neither the Compensation Committee nor the Audit Committee met during Fiscal 1998 or Fiscal 1999 and during Fiscal 2000 the Compensation Committee has only met once in June 2000. The Corporate Governance Committee was recently formed in December 1999.


      No director of the Company is paid to attend Board meetings, although they are reimbursed for actual expenses related to such attendance.

      Approval of Proposal I requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" ALL SIX (6) NOMINEES FOR DIRECTOR AND APPROVE PROPOSAL I.

PROPOSAL II. TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "INTERTECH CAPITAL, INC."

      At the Annual Meeting a vote will be taken on a proposal to amend the Company's Certificate of Incorporation to change its corporate name to "Intertech Capital, Inc." Management believes that the Company's current name is no longer reflective of the Company's business direction or emphasis. Management intends that the Company will, in the future, engage in businesses different from its present business, including an Internet business segment, and that this proposed new corporate name will more accurately reflect the different businesses and the changing business strategy, direction and emphasis of the Company. However, the Company is not presently engaged in and does not presently operate as an Internet business. The Company does intend to create an Internet business segment, including at least one website, during Fiscal 2000 or Fiscal 2001. In March 2000 the Company purchased 20% of the outstanding common stock of EGO Magazine.com, Inc. ("EGO Magazine") a start-up diversified media business including an Internet website and magazine targeted for a sophisticated audience, in consideration for a $175,000 principal amount 10% promissory note payable on the earlier to occur of the first anniversary of such loan or EGO Magazine's receipt of gross proceeds of at least $2,000,000 in financing. In addition, Robert M. Rubin beneficially owns another 20% of the outstanding common stock of EGO Magazine. The Company has not determined what other actions it will take to establish its Internet business segment. There can be no assurance that the Company will be able to engage in the Internet or other businesses. The Company has not entered into any agreements to acquire, commence or otherwise engage or participate in the Internet or such other businesses.

      Approval of Proposal II requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.

MANAGEMENT BELIEVES THAT THE PROPOSED CHANGE OF THE COMPANY'S CORPORATE NAME IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL II AND APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION EFFECTING THE CHANGE OF THE COMPANY'S CORPORATE NAME TO "INTERTECH CAPITAL, INC."

      PROPOSAL III. TO AUTHORIZE AND APPROVE THE CORPORATION'S 2000 EMPLOYEE STOCK OPTION PLAN, UNDER WHICH STOCK OPTIONS FOR THE PURCHASE OF UP TO 6,000,000 SHARES OF COMMON STOCK WILL BE AVAILABLE.


      At the Annual Meeting a vote will be taken on a proposal to ratify and approve the creation of the Company's 2000 Employee Stock Option Plan (the "2000 Plan"). Under the 1996 Plan stock options for the purchase of up to 6,000,000 shares of Common Stock will be available for grant. The 2000 Plan was adopted by the Board of Directors as of December 7, 1999, and replaces the 1996 Stock Option Plan which had been adopted by the Board of Directors on April 25, 1996, amended on July 10, 1996 and further amended as of December 7, 1999. A COPY OF THE 2000 PLAN, AS AMENDED, IS INCLUDED HEREWITH AS EXHIBIT 4.1. As of June 15, 2000, options to purchase 5,150,000 shares of Common Stock in the aggregate, of which 2,040,000 are incentive stock options, have been granted to the Company's employees, directors and outside consultants under the 2000 Plan. See "Stock Option Plans--Option Grants in Fiscal 2000."




      The purpose of the 2000 Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or a non-qualified stock option (a "NQSO").

      The Company previously had two other employee stock option plans, the 1991 Stock Option Plan and the 1996 Stock Option Plan. All options issued under these plans were cancelled prior to or as of December 7, 1999. See "Stock Option Plans" for information with respect to options granted under the 2000 Plan to the Company's current directors, nominees for director and current executive officers. Management deemed it necessary to authorize the 2000 Plan in order to create and preserve incentives for management and employees of the Company who are responsible for the Company's future growth and business performance.


      As of December 7, 1999 the Company cancelled all options previously outstanding under the 1996 Plan and the 1991 Plan, and subsequently authorized the 2000 Plan and issued an identical number of new options under the 2000 Plan, all of which are exercisable for five years after issuance at an exercise price of $0.21 per share, which was approximately 110% of the closing sale price of the underlying Common Stock on the OTCBB on such date. The 2000 Plan permits the issuance of up to 6,000,000 options. The Company's Board of Directors decided to take this action in order to restore the value to the options which had been lost since their granting as a result of the steep decline in the price of the Company's Common Stock, preserve the original function of the option grants as a means of recognizing and rewarding those individuals whose service had been determined to be of considerable value to the Company and preserve the favorable tax treatment of gains realized upon the exercise of the incentive stock options, provide the Company with the ability and flexibility to continue to reward key employees, and recognize their contributions and encourage their continued service to the Company, by issuing options. The Board of Directors determined that the replacement of these options would encourage continued diligence and dedication on behalf of the Company, and would help the Company attract and retain highly capable employees, and motivate them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company.

      Management believes that it is in the best interests of the Company to obtain shareholder approval of the 2000 Plan at this time in order to (i)
provide recipients of plan options with certain benefits available under Securities and Exchange Commission regulations (e.g., option grants are not considered purchases of securities for purposes of determining whether certain profits are "short swing" profits under Section 16(b) of the Exchange Act which must be returned to the Company by corporate insiders, and (ii) provide employees with the beneficial tax treatment accorded ISOs, which can only be granted under the 2000 Plan if it is approved by Company stockholders. Although other factors, principally regarding plan administration, are required for holders of options granted under the 2000 Plan to enjoy such benefits (e.g., restrictions under Section 16(b) of the Exchange Act on certain purchases and sales of securities by management personnel are relaxed), having a shareholder-authorized stock option plan is the first requirement which must be met. For information concerning the beneficial tax treatment accorded ISOs, see "Tax Treatment of Options," below.

      ADMINISTRATION OF THE PLAN. The 2000 Plan is administered by the full Board of Directors or by the Compensation Committee, which determines which eligible persons will be granted options, when options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Compensation Committee is authorized to amend, suspend or terminate the 2000 Plan. However, except for adjustments resulting from changes in capitalization, the Compensation Committee requires shareholder approval to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 2000 Plan; (ii) grant an option with an exercise price less than 85% of the fair market value of the underlying Common Stock at the time of grant; (iii) change the eligibility requirements for participation in the 2000 Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1996 Plan; or (v) decrease an option exercise price (although an option may be cancelled and a new option granted at a lower exercise price).

      SHARES SUBJECT TO THE PLAN. The 2000 Plan currently provides that options may be granted to purchase up to 6,000,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 2000 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any unexercised option expires or terminates for any reason, the non-purchased shares subject to such unexercised option will be available again for the purposes of the 2000 Plan.


      PARTICIPATION. Any employee, director, consultant, or representative of the Company is eligible to receive ISOs or NQSOs granted under the 2000 Plan. Non-employee directors, consultants or representatives may only receive NQSOs.

      OPTION PRICE. The exercise price of each option shall be determined by the full Board of Directors or by the Compensation Committee. However, the exercise price of each option on the date the option is granted may not be less than (i) 100% of the fair market value of the Common Stock underlying an incentive stock option on the date of grant, or (ii) 85% of the fair market value of the Common Stock underlying a non-qualified stock option on the date of grant. If an incentive stock option is to be granted to an employee who holds over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted. As of June 15, 2000, a total of 5,150,000 options were outstanding, of which 1,790,000 options qualify as incentive stock options and were issued with an exercise price of $0.21 per share which was approximately 110% of the closing sale price of $0.19 of the Common Stock on December 7, 1999, the date as of which such options were granted, which was approximately 110% of the closing sale price of the Common Stock on the OTCBB on December 7, 1999, 500,000 non-qualified stock options were issued on the same date and the same terms as the foregoing options, and the remaining 2,860,000 options issued on April 27, 2000 have an exercise price of $0.3485 per share, which was 85% of the closing bid price of the Company's common stock on the date of issuance, and these latter options are non-qualified.

      TERMS OF OPTIONS. The full Board of Directors or the Compensation Committee shall, in its discretion, fix the term of each option, provided that the maximum term of an option shall be 10 years. ISOs granted to an employee who owns over 10% of the total combined voting power of all classes of capital stock of the Company shall expire not more than five years after the date of grant. The 2000 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.


      RESTRICTIONS ON GRANT AND EXERCISE. An option may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock as to which an employee may exercise ISOs in any one calendar year may not exceed $100,000. The full Board of Directors or the Compensation Committee may impose other conditions to exercise as it deems appropriate.


      OPTION GRANTS. The Company has granted an aggregate of 5,150,000 options under the 2000 Plan as of June 15, 2000, and of such amount a total of 3,281,666 options are presently exercisable.

      TERMINATION. The 2000 Plan will terminate on December 7, 2009, unless terminated earlier by the Board of Directors or the Compensation Committee.

      TAX TREATMENT OF OPTIONS. Federal income tax treatment of NQSOs under the 1996 Plan is generally less favorable to employees than the tax treatment accorded ISOs under the 2000 Plan. Whereas holders of both ISOs and NQSOs realize taxable income when they sell the shares acquired upon exercise of the options, holders of NQSOs also realize taxable income when they exercise their options. However, the Company generally receives more favorable tax treatment when it issues NQSOs, as it would be entitled to a tax deduction on each NQSO granted. The Company's tax deductions will be equal to the grantee's realizable income.

      The Company currently has no obligation to grant additional options under the 2000 Plan to any person, including any members of the Company's management.

      The Board of Directors of the Company recommends that you vote to approve the 2000 Stock Option Plan. The five present directors and three nominees to the Board have been granted, in the aggregate, a total of 4,290,000 options, at exercise prices of between $0.21 and $0.3485 per share.

      Approval of Proposal III requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.


MANAGEMENT BELIEVES AUTHORIZATION AND RATIFICATION OF THE

COMPANY'S 1996 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL III.

PROPOSAL IV. TO AUTHORIZE AND RATIFY THE SALE IN JANUARY 1996 OF ALL OF THE ASSETS OF THE COMPANY'S MANUFACTURING BUSINESS TO HUTCHINSON CORPORATION.

      At the Annual Meeting a vote will be taken on a proposal to ratify the sale (the "Hutchinson Transaction") in January 1996 of all of the assets of the Company's Manufacturing Business (as defined below) to subsidiaries of the Hutchinson Corporation ("Hutchinson"), a Delaware corporation formed for the purpose of consummating this transaction. The Manufacturing Business of the Company consisted of all of the businesses of American United Products, Inc. ("National O-Ring") and American United Seal, Inc. ("Stillman Seal"), which were both wholly-owned subsidiaries of the Company. The Manufacturing Business was sold for a purchase price ("Purchase Price") of approximately $24,328,000, of which $20,825,000 was paid in cash and the remaining balance was paid by delivery of two 24-month non-interest bearing promissory notes (the "Notes") made by the Hutchinson subsidiaries that purchased the Manufacturing Business. The Notes were guaranteed by Total America, Inc., the parent corporation of Hutchinson whose securities are listed on the New York Stock Exchange and the note balance of $3,503,000 at July 31, 1997 was paid in January 1998. The terms of such sale are further discussed below.

      THE SALE OF THE MANUFACTURING BUSINESS HAS ALREADY OCCURRED AND THE COMPANY HAS ALREADY RECEIVED THE PURCHASE PRICE OF APPROXIMATELY $24,328,000. A VOTE BY STOCKHOLDERS AGAINST RATIFICATION OF THE SALE, THE AGREEMENTS EFFECTUATING SUCH SALE AND ANY TRANSACTIONS CONTEMPLATED THEREIN WILL NOT AFFECT THE EFFECTIVENESS OF THE HUTCHINSON TRANSACTION OR OBLIGATE THE COMPANY TO RETURN ANY PAYMENT OF THE PURCHASE PRICE.

      The terms and conditions of the Hutchinson Transaction were set forth in the Asset Purchase Agreement, dated as of November 22, 1995 (the "Sale Agreement"), by and among Hutchinson as Purchaser, and the Company and its wholly-owned subsidiaries AUG-California, Inc., National O-Ring and Stillman Seal. On January 19, 1996 all of the assets of the National O-Ring and Stillman Seal businesses (the "Manufacturing Business") were sold to, and substantially all of the liabilities associated with the operation of the Manufacturing Business were assumed by, subsidiaries of Hutchinson which were formed for the purpose of acquiring the Manufacturing Business.

      Under the terms of the Sale Agreement, the Company agreed that as soon as reasonably practicable following the closing of the Hutchinson Transaction (the "Closing"), it would call a meeting of its stockholders to request that Company stockholders ratify the Sale Agreement, the exhibits thereto (including the non-competition agreement and the Consulting Agreement, as herein after described) and the transactions contemplated thereby. Ratification by stockholders was not a condition to consummation of the Hutchinson Transaction.

HUTCHINSON  HAS   CONDITIONED   ITS  PAYMENTS  TO  THE  COMPANY  ON  STOCKHOLDER
RATIFICATION OF THE HUTCHINSON TRANSACTION.

      The sole purpose for shareholder ratification of the Hutchinson Transaction, the Sale Agreement and the Exhibits thereto, and the transactions contemplated thereby, is to facilitate the Company's receipt of payments from Hutchinson under the Non-Competition Agreement and Consulting Agreements, which payments are part of the Rubin Payment.

      At the closing of the Hutchinson Transaction in January 1996 the Company, Robert Rubin and Hutchinson (as guarantor) entered into a five-year Non-Competition Agreement in favor of Hutchinson and its affiliates, pursuant to which Mr. Rubin and the Company agreed not to compete with the Manufacturing Business acquired in the Hutchinson Transaction, and in return Mr. Rubin was to receive payments aggregating $200,000 over a seven year period, and to provide advisory services under the Consulting Agreement relating to the Manufacturing Business over a seven-year period, for which advisory services Mr. Rubin was to receive payments aggregating $1,000,000. In connection with the settlement of the Derivative Action (as to which final judicial approval was received in August 1999) Mr. Rubin had in July 1998 assigned to the Company his rights to such payments aggregating $1,200,000 (and as to which the net present value is approximately $1,100,000). If the Hutchinson Transaction is ratified by the Company's stockholders, the Company will release Mr. Rubin from the obligation to repay a $1,200,000 principal amount promissory note (the "Note") issued by Mr. Rubin to the Company. In return for such release, Mr. Rubin has assigned to the Company his rights to receive payments under the Non-Competition Agreement and Consulting Agreement with Hutchinson. In consideration for his assigning to the Company his rights to receive such payments, the Company has agreed to reduce Mr. Rubin's indebtedness under the Note by an amount equal to the payments by Hutchinson to the Company. Hutchinson has conditioned its payments under the Consulting Agreement and Non-Competition Agreement on stockholder ratification of the Hutchinson Transaction. In the event the Company stockholders do not ratify the Hutchinson Transaction, Hutchinson will not make payments under the Non-Competition Agreement and the Consulting Agreement, and Mr. Rubin will remain responsible for the remaining payments not yet made pursuant to the settlement. Pursuant to the settlement agreement for the Derivative Action, Mr. Rubin is obligated to pay $1,400,000 in cash to the Company, regardless of whether he receives any payments from Hutchinson, no later than September 30, 2000. Mr. Rubin is also obligated to contribute $245,000 of certain publicly-traded securities to the Company no later than September 30, 2000. These obligations are collateralized by other specific assets of Mr. Rubin. Furthermore, Mr. Rubin has agreed to pay interest of $55,000. For this reason, the Company is soliciting stockholder approval of the Hutchinson Transaction.


      There is no existing or, to the Company's knowledge, threatened claim for indemnification made by Hutchinson or its affiliates against the Company under the terms of the Sale Agreement. There is likewise no litigation, or threatened litigation known to the Company, that is otherwise related to consummation of the Hutchinson Transaction, including any suits or proceedings by stockholders which alleges the unfairness of the Hutchinson Transaction to the Company, other than the Class Action or Derivative Action described herein.

THE COMPANY HAS RECEIVED AN OPINION FROM AN INDEPENDENT THIRD PARTY THAT, BASED UPON SUCH PARTY'S INVESTIGATION, THE CONSIDERATION TO BE PAID IN CONNECTION WITH THE HUTCHINSON TRANSACTION WAS FAIR TO BOTH THE COMPANY AND ITS STOCKHOLDERS.

      The Company believed that the Purchase Price of the Hutchinson Transaction was fair for several reasons, which are explained below. In addition, the Company received an opinion dated January 15, 1996 ("Fairness Opinion") from an independent third-party which confirmed that the consideration to be paid in connection with the Hutchinson Transaction was fair to both the Company and its stockholders. The Company negotiated the Purchase Price without the report or opinion of any outside party on the Manufacturing Business in the Hutchinson Transaction. As a condition of its purchase, however, Hutchinson required that the Company obtain such an independent opinion to confirm that the negotiated Purchase Price (as set forth in the Sale Agreement) was fair to the Company and its stockholders. The Company's management does not believe that such independent opinion materially related to the transaction insofar as it merely confirmed the fairness of the previously established sale price for the Manufacturing Business and was not used to establish the price for the Manufacturing Business. The contents of the independent opinion, the investigative process performed in connection therewith and other matters pertaining to the issuer of the opinion are discussed below.

      The independent opinion was provided by Montauk Consulting, Inc. ("Montauk"). Montauk is a recently formed company with one employee who is its managing director (the "Managing Director"). Although Montauk itself has limited experience in valuing the fairness of transactions, the Managing Director is a certified public accountant who has been engaged in the investment banking industry for over 30 years and has provided asset valuations and fairness reviews on numerous occasions, as well as court testimony in more than 70 securities litigation cases in state and federal court in support of such valuations and reviews for a number of Fortune 500 companies. Montauk was selected by the Company based upon what it believed to be its Managing Director's reputation for determining reasonable company valuations and adequately defending and justifying such valuations even when the valuations were challenged during litigation.

      In the past, Mr. Rubin and such Managing Director have invested together in public and private companies and other ventures.


      In providing its fairness opinion, Montauk did the following: (i) reviewed the terms of the Hutchinson Transaction, (ii) analyzed published financial reports, historical earnings and stock price performance and business prospects of the Company and its affiliates, including its periodic filings under the federal securities laws, (iii) considered the various characteristics of the Manufacturing Business, the relative position of the Manufacturing Business in its industry and the future prospects of the Manufacturing Business (with attention paid to the impact of technological developments and the potential for additional capital requirements to support modernization and expansion), (iv) had contacts and discussions with members of the Board of Directors regarding the Manufacturing Business and its future, (v) studied other companies engaged in the automotive parts and equipment business and aerospace/defense business including competitors of the Manufacturing Business, (vi) examined the record of trading in the Company's Common Stock, and (vii) analyzed the Company's balance sheet and income statement ratios and compared them to the ratios of comparable companies. There were no limitations placed upon Montauk or its Managing Director in rendering the fairness opinion, including the scope of the investigation made, nor were special or limiting instructions delivered to Montauk by the Company or its affiliates with respect to its engagement. Montauk was simply engaged to render an opinion as to whether or not the Hutchinson Transaction, as contemplated by the Sale Agreement (including all exhibits thereto), is fair and reasonable to the Company's stockholders.

Based on its investigation and the processes stated above, and its Managing Director's experience in financial and business affairs, Montauk concluded that the terms of the Hutchinson Transaction were fair, from a financial point of view, to the Company and to the Company's stockholders.

IN ADDITION TO ITS HAVING RECEIVED AN INDEPENDENT FAIRNESS OPINION, THE COMPANY'S MANAGEMENT BELIEVES THAT THE PURCHASE PRICE PAID IN THE HUTCHINSON TRANSACTION WAS FAIR TO THE COMPANY AND ITS STOCKHOLDERS FOR SEVERAL REASONS.


1.    Purchase price was at a premium to the company's market capitalization.

      Without regard to income tax considerations, the cash portion of the Purchase Price alone exceeded by approximately $890,000 the Company's total market capitalization as of January 19, 1996, the date of Closing. On such date, the last reported sale price on NASDAQ for the Common Stock was $3.75 per share. Based upon this price the Company at such date had an aggregate market capitalization of approximately $21,369,000. Since the Closing, the Company's Common Stock and publicly traded warrants were delisted from NASDAQ on February 4, 1998 for various violations of NASDAQ rules, including (i) the Company's failure to hold annual stockholders' meetings, in violation of NASDAQ's requirements, (ii) adopting a stock option plan without stockholder approval, which approval is required by NASDAQ, and (iii) the issuance of two series of preferred stock (the
      Series B-1 Preferred and Series B-2 Preferred) without shareholder approval as required for any transactions which involve the actual or potential issuance of voting securities representing more than 20% of the voting capital stock outstanding immediately before such transaction. The Common Stock now trades on the OTC Bulletin Board ("Bulletin Board"). On June 12, 2000 the last reported sale price per share of the Company's common stock as reported on the Bulletin Board was $1.00 per share. Based upon this price, the Company at such date had an aggregate market value for its outstanding Common Stock of approximately $11,921,528. Therefore, the premium of the purchase price over the Company's market capitalization has only increased since the Hutchinson Transaction.


2.    Projected Difficulty In Improving Sector Performance.

      The Manufacturing Business operated in mature industries. The Company believed that without significantly increasing its future capital expenditures it would be difficult to improve upon its operating performance.

3.    Uncertain future revenues from defense industry.

      The Manufacturing Business derived a significant amount of revenues from defense contracts, and the future impact of federal budget constraints upon governmental programs was uncertain to predict.

4.    "Strategic Purchaser" Deemed Likely to be Competitor For Company.

      The Company determined that Hutchinson was a "strategic purchaser" intent on entering the business in which the Company's Manufacturing Business was a part, whether by starting competing operations or acquiring existing operations from other companies. The Company believed that Hutchinson possessed several advantages, including being larger and better financed than the Company, principally through its subsidiary relationship with Total, one of the largest petro-chemical companies in the world. The Company believed that should Hutchinson itself enter markets in which its subsidiaries in the Manufacturing Business engaged instead of acquiring the Manufacturing Business itself, it would constitute a formidable competitor in the industry to the detriment of the Company's future operations.

5.    Hutchinson Transaction Deemed to Be Best Deal Available.

      The Company believed in the event it declined the Hutchinson Transaction, it might not be able to obtain a similarly favorable price for the Manufacturing Business if it later sought to sell it and a "strategic purchaser" or other potential acquirer was not available or inclined to offer an equally favorable price. In short, the Company believed that the Purchase Price Offered by Hutchinson might constitute the best offer for the Manufacturing Business from the standpoint of the Company and its stockholders.

      At the time that it negotiated the Purchase Price for the Hutchinson Transaction, the Company was not actively soliciting, and was not aware of, any other potential purchasers of the Manufacturing Business. As the Company believed the Purchase Price offered by Hutchinson was quite favorable to the Company and its stockholders, the Company did not actively solicit competing offers for the Manufacturing Business at that time.


      The Company entered into and consummated the Hutchinson Transaction principally to realize additional value for its stockholders through its sale of the Manufacturing Business for a Purchase Price which was not only mostly in cash, but was also a premium over the net book value of the disposed assets and a premium over the Company's market capitalization at closing (which premium has increased greatly subsequent to the decline in the price of the Common Stock and the delisting of the Common Stock and publicly traded warrants of the Company from the NASDAQ National Market. The net book value of the assets sold in the Hutchinson Transaction was equal to only approximately 87% of the net cash proceeds constituting the Purchase Price. Management believes that the sale of the Manufacturing Business increased shareholder value because the significant amount of cash received therefrom by the Company permitted the acquisition of businesses which, over the long term, either generated or were at the time of the acquisitions expected to generate greater net income than that generated by the Manufacturing Business previously. In addition, it was believed that the amount of cash resources projected to be available to the Company after the Hutchinson Transaction could enable the Company to obtain favorable pricing for any businesses that it decided to acquire in the future. Finally, it was the Company's intent at that time to acquire businesses that operate in industries whose equity interests trade at higher multiples of net income per share in the public securities market than the Company's securities traded historically prior to the Hutchinson Transaction. These proposed acquisitions were viewed as holding potential for increased shareholder value. The net proceeds from the Hutchinson Transaction were used to acquire and provide working capital to Exodus and InterGlobe which are technology companies. These acquired companies have since been discontinued or disposed of.


      As a result of all of these factors regarding the Hutchinson Transaction as well as the potential increased shareholder value from possible acquisitions which could have been financed with the sale proceeds, management believed the Hutchinson Transaction to be in the best interests of the Company and its stockholders.

      The sale of the assets comprising the Manufacturing Business has been accounted for as discontinued operations.


      The Board of Directors recommends that you approve this Proposal IV. Stockholders are advised that there may be a potential conflict of interest in such recommendation by the Board of Directors, including Robert M. Rubin, arising from his involvement in certain transactions with Hutchinson as mentioned earlier. The failure by Company stockholders to ratify the Hutchinson Transaction will neither cause the Hutchinson Transaction to be rescinded nor affect the effectiveness of the Hutchinson Transaction in any way.

      Approval of this Proposal IV requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.


MANAGEMENT BELIEVES THE SALE OF THE COMPANY'S MANUFACTURING BUSINESS TO HUTCHINSON CORPORATION WAS, AND REMAINS, IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. MANAGEMENT STRONGLY RECOMMENDS THAT YOU APPROVE THIS PROPOSAL IV RATIFYING THE HUTCHINSON TRANSACTION.


QQQ                                       38

PROPOSAL V. TO RATIFY THE ISSUANCE OF SHARES OF THE COMPANY'S SERIES B-1 CONVERTIBLE PREFERRED STOCK ISSUED IN CONNECTION WITH THE ACQUISITION OF OLD CONNECTSOFT, EFFECTIVE AS OF JULY 31, 1996.

      At the Annual Meeting a vote will be taken on a proposal to ratify the issuance of Series B-1 Preferred Stock in connection with the Company's acquisition of Old ConnectSoft, in order to obtain compliance with certain rules governing the requirements for maintaining a listing upon NASDAQ. The Company's acquisition of Old Connectsoft occurred prior to the Company's delisting from NASDAQ in February 1998. The Company's Common Stock is currently quoted on the OTC Bulletin Board. Ratification of this Proposal V may facilitate the Company's ability to have its Common Stock be eligible for quotation on NASDAQ; however, the Company has not taken any steps to reapply for quotation on NASDAQ, and there can be no assurance that the Company will reapply for quotation or that such application will be approved and that the Company will be quoted thereupon.

      BACKGROUND


      Effective July 31, 1996, the Company acquired, through a merger with an acquisition subsidiary of the Company (the "Merger"), all of the outstanding capital stock of Old ConnectSoft and Old ConnectSoft stockholders received, on a pro rata basis, an aggregate of approximately 976,539 shares of the Company's Series B-1 Preferred Stock (the "Preferred Stock"). The Company believes that the Preferred Stock was issued below the greater of book or market value. At the Meeting, this Proposal V to ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock issued in connection with the acquisition of Old ConnectSoft, effective as of July 31, 1996, will be presented to stockholders for a vote. As of June 15, 2000, approximately 425,619.5 shares of the Preferred Stock remain outstanding. The terms of such issuance and the nature of the business of Old ConnectSoft, as of the date of the Merger, are discussed below.


      OLD CONNECTSOFT BUSINESS

      Prior to its acquisition by the Company, Old ConnectSoft was a provider of communications software applications and services in the Internet industry. Serving both businesses and consumers, Old ConnectSoft provided an integrated array of commercial software development services, easy-to-use retail Internet software applications, and Internet access services to facilitate the use of the Internet and on-line services for communication and commerce. Founded in 1988, Old ConnectSoft provided Microsoft Windows-based, enterprise-wide, connectivity software development to some of the largest corporations in the U.S., including MCI Communications Corporation ("MCI"), United Parcel Service of America, Inc. ("UPS"), Microsoft Corporation ("Microsoft"), International Business Machines, Inc. ("IBM"), and Adobe Systems, Inc. ("Adobe"). In connection with such projects, Old ConnectSoft had developed a core expertise in communications and commerce software engineering that it had incorporated into a line of Internet software products. E-Mail Connection, which had been Old ConnectSoft's best-selling retail product, had its technology incorporated into proprietary products for MCI, America Online, Prodigy, and CompuServe.

      ACQUISITION TERMS

      In May 1996, the Company and Old ConnectSoft executed a letter of intent expressing the proposed terms of acquisition of Old ConnectSoft by the Company. At this time, Old ConnectSoft was judged to be in significant financial distress. Under the proposed terms, the Company would provide Old ConnectSoft prior to acquisition with an immediate working capital infusion in the form of a $1,000,000 line of credit and up to $5,000,000 of post-acquisition working capital financing and to support Old ConnectSoft. At the time of consummation of the Merger, effective July 31, 1996, Old ConnectSoft received under these lines of credit approximately $3,400,000, and the Company acquired all of the outstanding capital stock of Old ConnectSoft and Old ConnectSoft stockholders received, on a pro rata basis, an aggregate of approximately 976,539 shares of the Company's Series B-1 Preferred Stock. Such Preferred Stock does not pay a dividend, is not subject to redemption, has a liquidation preference of $3.50 per share over the Company's common stock, $.01 par value (the "Company Common Stock"), and votes together with the Common Stock as a single class on the basis of one vote per share. Each share of Preferred Stock was convertible, at the holder's option, into a minimum of one share and a maximum of three shares of Common Stock, based upon certain criteria, as follows:

      (i) Each share of Preferred Stock may be converted, at any time, into one (1) share of Common Stock;

      (ii) In the event that the "Combined Pre-Tax Income" (as defined) of any or all of the "Subject Entities" (as defined) in any one of the three fiscal years ending July 31, 1997, July 31, 1998 or July 31, 1999 (each a "Measuring Fiscal Year" and collectively, the "Measuring Fiscal Years"):

            (a) shall equal or exceed $3,000,000, each share of Preferred Stock may be converted into two shares of Common Stock; or

            (b) shall equal or exceed $5,000,000, each share of Preferred Stock may be converted into three shares of Common Stock.


      After issuance and until Old ConnectSoft discontinued operations on April 15, 1998, the Combined Pre-Tax Income threshold required for an increase in the conversion ratio was not met. Accordingly, all conversions were on the original one-for-one ratio. The "Subject Entities" include Old ConnectSoft and its consolidated subsidiaries (if any) and Exodus Technologies, Inc., a direct majority-owned subsidiary of the Company, which has developed certain remote access computer software originated by Old ConnectSoft. The conversion ratio of the Preferred Stock was to have been adjusted, such that each share of Preferred Stock would be converted into three shares of Common Stock, notwithstanding the levels of Combined Pre-Tax Income achieved, in the event that (i) the Company sells the assets or securities of any of the Subject Entities for an aggregate consideration of at least $5,000,000 (ii) the Company consummates an initial public offering of the securities of any of the Subject Entities (an "IPO") resulting in gross proceeds in excess of $10,000,000, or subsequent to such IPO the Company's total market capitalization equals at least $50,000,000, or (iii) a transaction occurs with any third party (whether tender offer, merger, consolidation or other combination) after which no shares of Common Stock are publicly traded on any national securities exchange or quoted on NASDAQ. Following consummation of the Merger, the Company increased its aggregate funding commitments to ConnectSoft and its related companies to a minimum of $5,000,000.


      SUBSEQUENT DEVELOPMENTS

      In April 1998, the Company approved a formal plan to dispose of or close down the remaining operations of its subsidiaries constituting its "Technology Group", including that of Old ConnectSoft. Pursuant to an agreement dated July 10, 1998 the Company agreed to sell substantially all of the assets of its network operations center owned by Old ConnectSoft and all of the assets of its subsidiary ConnectSoft Communications Corp. ("CCC") to eGlobe, Inc. (the "eGlobe Acquisition"). Effective June 15, 1999, the eGlobe acquisition had been effected. In consideration for such sale, and pursuant to amended terms of the acquisition as of September 1999, the Company received twenty-four (24) shares of Series K convertible preferred stock of eGlobe, Inc. ("eGlobe Preferred"), aggregate stated value $3,000,000, and which became convertible in September 1999 into approximately 1,923,000 shares of common stock of eGlobe, Inc. The Company believes, based upon certain information contained in eGlobe's Form 8-K (File No. 1-10210), that the acquisition terms were amended in consideration for the Company's accommodation of certain objectives of eGlobe wholly unrelated to, and not in any way detrimental to, the Company. In connection with the eGlobe Acquisition, CCC received approximately $1,850,000 in advances for working capital and eGlobe assumed approximately $4,700,000 of CCC's liabilities and leases, most of which had been guaranteed by the Company. The Company has realized a net gain on the eGlobe Acquisition (gain on sale less total costs, expenses and closure costs) of approximately $1,989,000.

      Furthermore, as of November 1999 the Company sold one patent acquired as part of the Merger to GraphOn Corporation (OTCBB:GOJO) ("GraphOn") in exchange for 58,000 shares of restricted common stock of GraphOn. The Company has valued the GraphOn stock at 60% of the last trading price on the closing date of the sale of the patent, or approximately $240,000.


      REASONS WHY THE BOARD BELIEVES YOU SHOULD APPROVE PROPOSAL V.

      The Company seeks shareholder ratification of the issuance of the Preferred Stock in order to comply with certain Rules of Conduct of the National Association of Securities Dealers, Inc. ("NASD") which impose certain requirements on companies with securities quoted on NASDAQ. NASD Rule 4460 (g) requires that such companies solicit proxies and provide proxy statements for all stockholders' meetings such as this Meeting. NASD Rule 4460 (i)(1)(C)(ii)(a) requires that such companies receive shareholder approval for the acquisition of the stock of another company if, due to the issuance of the Preferred Stock convertible into Common Stock, such Common Stock has or will potentially have upon issuance voting power equal to or in excess of 20% of the voting power outstanding prior to the issuance of the Preferred Stock ("the 20% rule"). If the Preferred Stock was converted into Common Stock at its maximum three-to-one ratio, the holders of the Preferred Stock would have been able to vote an aggregate of up to 2,929,617 shares of Common Stock, which constituted more than 20% of the pre-acquisition outstanding voting power of the Common Stock.


      As of June 15, 2000, approximately 550,000 shares of Common Stock have been issued pursuant to any conversion of Preferred Stock, and all remaining approximately 425,619.5 shares of outstanding Preferred Stock may only be converted on a one-to-one basis because the Combined Pre-Tax Income thresholds for increasing the conversion ratio were not met. Although the aggregate of the Common Stock issued upon previous conversions of the Preferred Stock and Common Stock issuable upon conversion of remaining Preferred Stock will be less than 20% of the pre-acquisition outstanding voting power of the Common Stock, the potential three-for-one conversion ratio triggered the requirement to comply with the 20% rule.


      The Company's Common Stock is currently quoted on the OTC Bulletin Board. The Common Stock previously was quoted on the NASDAQ National Market prior to its delisting in February 1998 due to (i) the Company's failure to hold regularly scheduled stockholders' meetings in violation of NASDAQ's requirements, (ii) adopting a stock option plan without stockholder approval as required by NASDAQ, and (iii) the issuance of two series of preferred stock (the Series B-1 Preferred Stock and Series B-2 Preferred Stock) without shareholder approval as requi red for any transactions which involve the actual or potential issuance of voting securities representing more than 20% of the voting capital stock outstanding immediately before such transaction. Compliance with the 20% rule may assist the Company in obtaining listing on NASDAQ in the future if the Company pursues such listing (and meets various other requirements). However, the Company has not taken any steps to reapply for quotation on NASDAQ, and there can be no assurance that the Company will reapply for quotation or that such application will be approved and that the Company will be quoted thereupon.

      THE FAILURE OF COMPANY STOCKHOLDERS TO RATIFY THE ISSUANCE OF COMPANY SERIES B-1 PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS IN CONNECTION WITH THE MERGER WILL NEITHER CAUSE THE OLD CONNECTSOFT MERGER TO BE RESCINDED NOR AFFECT THE EFFECTIVENESS OF THE OLD CONNECTSOFT MERGER IN ANY WAY.

      THE SOLE PURPOSE FOR  SHAREHOLDER  RATIFICATION  OF THE ISSUANCE OF SERIES
B-1 PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS IS TO COMPLY WITH THE NASD MARKETPLACE RULES 4460(G) AND 4460(I) IN THE EVENT THE COMPANY APPLIES TO LIST ITS SECURITIES ON NASDAQ. THOSE RULES REQUIRE THE COMPANY TO MAKE ANNUAL SOLICITATIONS OF PROXIES FOR VOTING AT ANNUAL SHAREHOLDER MEETINGS, AND TO SEEK SHAREHOLDER APPROVAL OF COMPANY ISSUANCES IN ANY SINGLE TRANSACTION OF VOTING SECURITIES WHICH ENTITLE THE HOLDERS THEREOF TO CAST TWENTY PERCENT (20%) OR MORE OF THE VOTES AT A MEETING OF STOCKHOLDERS.

      The failure by Company stockholders to ratify the issuance of Series B-1 Preferred Stock to Old ConnectSoft stockholders will not cause the Old
ConnectSoft Merger to be rescinded, affect the effectiveness of the Old ConnectSoft Merger, or otherwise affect any subsequent action taken with regard to Old ConnectSoft (including the "eGlobe Acquisition") in any way. However, as the Company was in violation of the NASD's Marketplace Rules at the time the Preferred Stock was issued, the failure to ratify the issuance of the Preferred Stock now may affect the Company's ability to have its securities quoted on NASDAQ if the Company so applies in the future, of which there can be no assurance. The Board of Directors has no plans to change any of its prior actions with respect to Old ConnectSoft should Company stockholders fail to ratify the issuance of Series B-1 Preferred Stock to Old ConnectSoft stockholders.

      There is or has been no pending or threatened litigation, known to the Company, that is in any way related to consummation of the Old ConnectSoft Merger, other than an action commenced in the United States District Court for the Western District of Washington by Prudential Securities Incorporated ("Prudential") seeking an investment banking fee of approximately $550,000 in connection with the Old ConnectSoft Merger, and which was subsequently settled for approximately $325,000 during Fiscal 1998.


      Approval of Proposal V requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.


      MANAGEMENT BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS THAT STOCKHOLDERS RATIFY THE

ISSUANCE OF SERIES B-1 PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL V .

          FINANCIAL INFORMATION CONCERNING OLD CONNECTSOFT ACQUISITION

                                CONNECTSOFT, INC.

                              FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                             AS OF DECEMBER 31, 1995
                       AND 1994 AND FOR EACH OF THE THREE
                          YEARS ENDED DECEMBER 31, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors ConnectSoft, Inc.

      We have audited the accompanying balance sheets of ConnectSoft, Inc. as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConnectSoft, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles. As discussed in Note 12 to the financial statements, in 1996 the Company was acquired by American United Global, Inc.

COOPERS & LYBRAND L.L.P.
Seattle, Washington
October 19, 1996

                                CONNECTSOFT, INC.

                                 BALANCE SHEETS


ASSETS:                                                                  1995               1994
Current assets:

Cash .........................................................      $  68,623          $      --

RESTRICTED CASH ..............................................             --            105,683

Accounts receivable, net of allowance for doubtful accounts of
 $134,279 and $4,000, respectively ...........................        303,281          1,796,633


Inventories, net .............................................        135,325            210,757

Prepaid Expenses .............................................         34,246             35,056
                                                                    ---------          ---------
     Total current assets ....................................        541,475          2,148,129

Property and equipment, net ..................................      2,340,550            881,805

Restricted cash ..............................................             --            881,805

Capitalized software costs, net of accumulated amortization of
$979,221 and $213,180, respectively ..........................        926,690          1,390,173

Operating lease deposits .....................................        153,793            132,459

Other assets .................................................        514,277             30,367
                                                                    ---------          ---------
     Total assets ............................................      4,476,785          5,013,745
                                                                    =========          =========
LIABILITIES AND Stockholders= EQUITY (DEFICIT)

Current liabilities:

Accounts payable .............................................      2,413,665          1,699,490

Billings in excess of revenues earned ........................        412,288            588,810

Accrued liabilities ..........................................        485,967            278,748

Current portion, capital lease obligations ...................        825,844            196,960

Current portion, long-term debt ..............................             --            108,052

Line of credit ...............................................      4,109,122                 --
                                                                    ---------          ---------
     Total current liabilities ...............................      8,246,886          2,872,060

Long-term debt, less current portion .........................             --            400,000

Capital lease obligations, less current portion ..............      1,279,033            352,586
                                                                    ---------          ---------
     Total long-term obligations .............................      1,279,033            752,586


                                       45

     Total liabilities .......................................      9,525,919          3,624,646

Commitments and contingencies

Stockholders= equity (deficit):

Series A, $0.001 par value, 1,796,873 shares authorized,
issued and outstanding .......................................          1,797              1,797

Series B, $0.001 par value; 600,000 shares authorized; no
shares issued or outstanding .................................             --                 --

Series C, $0.001 par value, 2,412,625 shares authorized;
1,832,632 shares issued and outstanding ......................          1,832              1,832

Series D, $0.001 par value; 5,667,368 shares authorized; no
shares issued or outstanding .................................             --                 --

Common stock, no par value; 30,000,000 shares authorized;
6,119,773 and 5,772,895 issued and outstanding at
December 31, 1995 and 1994, respectively .....................        474,075            453,580

Additional paid-in capital ...................................      2,057,960          2,057,960

Accumulated deficit ..........................................     (7,584,798)        (1,126,070)
                                                                    ---------          ---------

Total stockholders= equity (deficit) .........................     (5,049,134)         1,389,099

Total liabilities and stockholders= equity (deficit) .........      4,476,785          5,013,745
                                                                    =========          =========

The accompanying notes are an integral part of the financial statements.

                                CONNECTSOFT, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.    THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF THE COMPANY

      Connectsoft, Inc., previously Adonis Corporation (the "Company") was founded in 1988. The Company has been engaged in two primary business activities as follows:

      CONTRACT SERVICES: The contract services business was founded in 1988 and the Company grew to be one of the premier providers of Microsoft Windows-based contract programming services. These services were marketed directly to the PC industry, peripheral manufacturers and corporate information services departments. In 1996, the Company discontinued this business.

      RETAIL PRODUCTS: In 1990, the Company expanded the scope of its business with the publication of Company developed application software. Through retail products divisions, the Company markets a family of Windows-based telecommunication programs for accessing on-line information services. Included in the Company's line of products are E-mail connection software and children's E-mail and Internet connection products.

PROPERTY AND EQUIPMENT

      Furniture and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 5 years. Tenant improvements are depreciated over the term of the facility lease or useful life, whichever is shorter. Expenditures for additions and improvements are capitalized; expenditures for maintenance and repairs are expensed as incurred. Gains and losses on assets, retired or otherwise disposed of, are reflected in operations.

INVENTORIES

      Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market and consist of the following at December 31:

--------------------------------------------------------------------------------
                                                     1995                 1994
                                                     ----                 ----
--------------------------------------------------------------------------------

Materials ......................................  $ 211,124             $164,914
--------------------------------------------------------------------------------

Finished goods .................................     14,157               45,843
--------------------------------------------------------------------------------

Obsolescence allowance .........................    (89,956)                  --
--------------------------------------------------------------------------------

RESTRICTED CASH ................................  $ 135,325             $210,757
                                                  =========             ========
--------------------------------------------------------------------------------

      At December 31, 1994 the Company had a certificate of deposit in the amount of $500,000 plus accrued interest which was pledged as collateral on long-term debt. The CD had an interest rate of 4.75% and it matured on April 10, 1995. At December 31, 1994 the Company also had a certificate of deposit in the amount of $30,812 plus accrued interest which was pledged as collateral on a capital lease. The CD had an interest rate of 3.50% for the first three months and was adjusted every three months thereafter and matured on June 10, 1995. All of the Company's restricted cash was held at one financial institution.


                                CONNECTSOFT, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.    THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

SOFTWARE DEVELOPMENT COSTS

      Software   development   costs  incurred  in   conjunction   with  product
development are charged to product development expense until technological feasibility is established. Thereafter, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value of each product. The establishment of technological feasibility and the on-going assessment of the recoverability of costs require considerable judgment by the Company with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. After consideration of the above factors, the Company amortizes capitalized software costs for each software product using the straight-line method over the estimated economic life of the software.

INCOME TAXES

      Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

FINANCIAL INSTRUMENTS

      The carrying amounts of cash and accounts receivable approximate fair value due to their short-term maturities. The carrying value of the Company's line of credit balance approximates its estimated fair value because the rate of interest on the line of credit approximates current interest rates for similar obligations with like maturities.

REVENUE RECOGNITION

      CONTRACT SERVICES: During the years ended December 31, 1995, 1994 and 1993, the Company entered into both "Time and Materials" and "Fixed Bid" contracts with customers. Revenue on these contracts is recognized using the percentage-of-completion contract accounting method, or on a completed contract basis, in accordance with the American Institute of Certified Public Accountant's statement of position SOP 91-1, Software Revenue Recognition ("SOP 91-1").

      RETAIL PRODUCTS: Revenue from sales of software products to end-users and distributors is recognized upon product shipment, net of an allowance for returns. The Company permits customers to return products within certain specified periods. The Company also licenses products to original equipment manufacturers ("OEM") and recognizes royalties in accordance with SOP 91-1.

CONCENTRATION OF CREDIT RISK

      The Company provides contract services to PC users and manufacturers, and corporate information services departments who are located primarily in the United States. Concentrations of credit risk with respect to trade receivables are limited to the Company's diverse customer base. The Company closely monitors extensions of credit and has never experienced significant credit losses.

                                CONNECTSOFT, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.    THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

PRIVATE PLACEMENT AND ACQUISITION COSTS

      During 1995 the Company incurred $441,623 associated with certain abandoned equity offering and financing transactions. Such costs have been charged to operations. Also, during 1995 the Company incurred $487,726 associated with an abandoned acquisition transaction. Such costs have been charged to operations.

USE OF ESTIMATES AND ASSUMPTIONS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.


      It is reasonably possible that the estimates of anticipated future gross revenues and the remaining estimated economic life of the Company's products used to calculate amortization of software development costs may be reduced significantly in the near term. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

RECLASSIFICATIONS

      Certain balances in the 1994 financial statements have been reclassified to conform to the 1995 presentation. These reclassifications had no effect on the net income (loss) or shareholder's equity (deficit) as previously reported.

2.    ACCOUNTS RECEIVABLE:

      At December 31, accounts receivable consisted of the following:

--------------------------------------------------------------------------------
                                                      1995              1994
                                                  ----------        ----------
--------------------------------------------------------------------------------

Receivables assigned to factor .................  $  182,833        $  769,200
--------------------------------------------------------------------------------

Less advances from factor ......................    (141,391)         (399,938)
--------------------------------------------------------------------------------

Funds in excess of reserve requirements ........       3,125            24,595
                                                  ----------        ----------
--------------------------------------------------------------------------------

     Due from factor ...........................      44,567           393,857
--------------------------------------------------------------------------------

Accounts receivable ............................     392,993         1,406,776
--------------------------------------------------------------------------------

Allowance doubtful accounts ....................    (134,279)           (4,000)
                                                  ----------        ----------
--------------------------------------------------------------------------------
                                                  $  303,281        $1,796,633
                                                  ==========        ==========
--------------------------------------------------------------------------------


      In May 1993, the Company entered into an agreement with an investment company to secure short-term financing by factoring accounts receivable. Under this agreement, the Company is permitted to receive up to 80% of pre-approved receivables and 65% of retail product receivables assigned on a recourse basis.

      The remaining balances are retained by the investment company as a reserve against losses and are refunded to the Company following receipt of Company's payment. Receivables sold are collateralized by all owned assets of the Company and are personally guaranteed by an officer of the Company.

                                CONNECTSOFT, INC.

2.    ACCOUNTS RECEIVABLE: (CONTINUED)

      Approximately $2,775,000 and $2,015,000 of accounts receivable were sold during 1995 and 1994, respectively.


3.    PROPERTY AND EQUIPMENT:

      Property and equipment consist of the following at December 31:

--------------------------------------------------------------------------------
                                                             1995          1994
                                                       ----------    ----------
--------------------------------------------------------------------------------

Computer equipment ..................................  $  219,820    $  126,184
--------------------------------------------------------------------------------

Computer and other equipment under capital leases ...   2,586,882       646,930
--------------------------------------------------------------------------------

Furniture and fixtures ..............................     204,253       184,657
--------------------------------------------------------------------------------

Tenant improvements .................................     144,993       140,128
--------------------------------------------------------------------------------

                                                        3,155,948     1,097,899
--------------------------------------------------------------------------------

Less accumulated depreciation and amortization
(includes accumulated amortization of capital
leases of $565,153 and $115,212 for 1995 and
1994, respectively) .................................    (815,398)     (216,094)
--------------------------------------------------------------------------------
                                                       $2,340,550    $  881,805
                                                       ==========    ==========
--------------------------------------------------------------------------------


4.    OTHER ASSETS:

      During 1995 the Company entered into software license agreements with two software development companies to use their software in products the Company develops. The license fees under the agreements were $510,000 and are amortized on a straight-line method over the estimated economic life of the software products. The Company is also required to pay certain other license and maintenance fees under the agreements which are expenses when incurred.


5.    LINE OF CREDIT:

      On September 20, 1995, the Company entered into a $3,000,000 line of credit agreement with a major customer, with interest at 17% and principal and accrued interest due on December 31, 1995. At December 31, 1995, the Company had borrowed $3,000,000 under this loan agreement.

      On November 1, 1995, the Company entered into another loan agreement with the major customer for additional borrowing up to a maximum of $3,000,000 with interest at 17% and principal and accrued interest due January 1996. The note was personally guaranteed by the President and majority shareholder of the Company and collateralized by a first lien on all of the capital stock of the Company owned by the President and majority shareholder. At December 31, 1995, the Company had borrowed $1,109,122 under this loan agreement.

      In connection with the acquisition of the Company discussed in Note 12, the line of credit debt was settled for $2,000,000 which resulted in debt and interests forgiveness of $2,558,246.

                                CONNECTSOFT, INC.

6.    LONG-TERM DEBT:

      At December 31, 1994 long-term debt was as follows:

--------------------------------------------------------------------------------
Term loan payable to bank,  monthly  interest only payments
bearing interest at the CD rate plus 2% (6.75% at
December 31, 1994) .................................................. $ 500,000
--------------------------------------------------------------------------------

Notes payable to employees, bi-weekly principal and interest
payments, bearing interest at 18%, due in June 1995 .................     8,052
--------------------------------------------------------------------------------
                                                                        508,052
                                                                      ---------
--------------------------------------------------------------------------------

Less current portion ................................................  (108,052)
--------------------------------------------------------------------------------
                                                                      $ 400,000
                                                                      =========
--------------------------------------------------------------------------------


7.    COMMITMENTS AND CONTINGENCIES:

LEASE OBLIGATIONS

      At December 31, 1995, the Company was obligated under capital leases for computer hardware and other capital equipment and furniture utilized in its operations. The Company also is obligated under operating leases for its office space. Subsequent to December 31, 1995, the Company entered into new operating lease agreements and modified the terms on other operating leases. Future minimum lease payments under capital and operating leases, including the new and revised leases, are as follows:


--------------------------------------------------------------------------------
                                                       CAPITAL       OPERATING
                                                       LEASES        LEASES
--------------------------------------------------------------------------------

1996 ...........................................     $1,068,865     $   668,289
--------------------------------------------------------------------------------

1997 ...........................................        971,018         661,720
--------------------------------------------------------------------------------

1998 ...........................................        454,279         525,198
--------------------------------------------------------------------------------

1999 ...........................................         15,204         394,564
--------------------------------------------------------------------------------

2000 ...........................................             --         400,143
--------------------------------------------------------------------------------

Thereafter .....................................             --         349,492
                                                     ----------     -----------
--------------------------------------------------------------------------------
Total minimum lease payments ...................     $2,509,366     $ 2,999,406
                                                     ----------     -----------
--------------------------------------------------------------------------------
Lease amount representing interest .............                       (404,489)
                                                                    -----------
--------------------------------------------------------------------------------

Present value of net minimum lease payment .....                    $ 2,104,877
                                                                    -----------
--------------------------------------------------------------------------------


Rent  expense  for 1995,  1994 and 1993 was  $615,143,  $299,537  and  $139,820,
respectively.

CONTINGENCIES

      The Company is involved in various legal matters arising in the normal course of business. Although the outcome of these matters is not determinable at this time, management believes that the ultimate outcomes will not have a material adverse effect on the Company's financial position or results of operations.

8.    INCOME TAXES:

      Due to net taxable losses incurred, the Company did not record any Federal income tax expense or benefit for 1995, 1994 or 1993. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

      The significant components of the Company's deferred income tax assets and liabilities are as follows:


--------------------------------------------------------------------------------

                                                                DECEMBER 31,
--------------------------------------------------------------------------------
                                                          1995          1994
                                                      -----------     ---------
--------------------------------------------------------------------------------

Deferred Income tax assets:
--------------------------------------------------------------------------------

   Tax loss carry forwards .......................    $ 2,177,727     $ 754,988
--------------------------------------------------------------------------------

   Capitalized software costs ....................        276,045            --
--------------------------------------------------------------------------------

   Accrued liabilities ...........................         47,413        36,818
--------------------------------------------------------------------------------

   Allowance for doubtful accounts receivable ....         45,655            --
--------------------------------------------------------------------------------

   Inventory .....................................         42,779        46,880
--------------------------------------------------------------------------------

   Other .........................................          8,290         5,938
                                                      -----------     ---------
--------------------------------------------------------------------------------

Deferred income tax assets .......................      2,597,909       844,624
                                                      ===========     =========
--------------------------------------------------------------------------------

Deferred income tax liability:
--------------------------------------------------------------------------------

   Depreciation ..................................        (48,332)       (5,400)
--------------------------------------------------------------------------------

   Capitalized software costs ....................             --      (454,859)
                                                      -----------     ---------
--------------------------------------------------------------------------------

   Deferred income tax liability .................        (48,332)     (460,259)
--------------------------------------------------------------------------------

   Valuation allowance ...........................     (2,549,577)     (384,365)
                                                      -----------     ---------
--------------------------------------------------------------------------------

Net deferred income tax assets ...................            $--           $--
                                                      ===========     =========
--------------------------------------------------------------------------------

      As a result of the acquisition of the Company by American United Global, Inc. in 1996 (see Note 12), here is a limitation of use on the Company's tax loss carry forward. Because of the limitation and because of the Company's prior operating results, full valuation allowances have been recorded at December 31, 1995 and 1994. The net deferred tax asset will be realized when future taxable income is earned.

      The Company has net operating loss carry forward of approximately $6,406,000 with expiration dates through fiscal year 2010.

9.    CAPITAL STOCK:

      RECAPITALIZATION: Effective September 23, 1993, the stockholders approved a recapitalization of the Company's capital structure and increased authorized shares of common stock to 30,000,000 shares. In addition, a 15-for-1 stock split was authorized for all outstanding securities. The recapitalization resulted in the conversion of 50,000 shares of Class A preferred stock into common stock on a one-for-one basis and authorized payment of dividends totaling $11,640 to the preferred stockholders.

      PREFERRED STOCK: On November 12, 1993, the shareholder's authorized 1,796,873 shares of Series A Convertible Preferred Stock and 600,000 shares of Series B Convertible Preferred Stock. A shareholder has an option to purchase the 600,000 shares of Series B Convertible Preferred Stock at approximately $0.83 per share for a total investment of $500,000.

      On December 14, 1993, the Company issued 1,347,655 shares of Series A Convertible Preferred Stock to a corporate investor at approximately $0.55 per Share.

      On August 9, 1994, the stockholders authorized 2,412,625 shares of Series C Convertible Preferred Stock and 5,667,368 shares of Series D Convertible Preferred Stock. On August 9, 1994, a corporate investor purchased 1,832,632 shares of Series C Convertible Preferred Stock at approximately $0.67 per share. In connection with the Series C Convertible Preferred Stock financing, the Company issued 579,993 options to acquire Series C Preferred Stock at $.67 per share to an existing shareholder, and extended the expiration date of the 600,000 Series B options from June 30, 1994 to 60 days after the delivery of the 1994 financial statements. The Series C options expire 60 days after the delivery of the 1995 financial statements. The Board of Directors has the authority to issue Series D stock without the consent of Series A and B stockholders. The Series D stock must be issued for consideration of not less than $0.8333 per share, and is convertible into not more than 5,667,368 shares of common stock as determined by the Board of Directors.

      The Preferred Series A, B and C Shares are convertible at the holders' option any time up to December 31, 1999 into common stock of the Company on a 1-to-1 basis. The conversion ratio will be adjusted under certain circumstances, as defined by the agreements. Terms of the Preferred

Stock Purchase Agreement limit dividend payments, provide anti-dilution protection, provide right of first negotiation on proposed equity and debt financing and prohibit authorization of any senior class of equity instrument without approval. Series A and B have the right, voting as a class separate from the holders of common stock, to elect a director. The holders of Series C, voting as a class, have the right to elect a director. Series A, B and C have equal rights and rights ahead of Series D Preferred Stock with respect to liquidation. In the event of liquidation, Series A, B and C preferred stockholders will be entitled to receive an amount equal to the purchase price for each share owned, dividends declared but unpaid, and a premium amount equal to 12%, compounded annually, from date of issuance on the purchase price of the preferred shares. Any assets remaining after payment of the preferred liquidation preference, if any, will be distributed to the holders of the preferred and common stock in proportion to the number of common shares held after conversion adjustments.

      On January 13, 1994, the same corporate investor purchased an additional 449,218 shares of Series A Convertible Preferred Stock at approximately $0.55 per share.


EMPLOYEE STOCK OPTION PLAN

      The Company has stock option plans that provide for non-qualified and incentive stock options for officers, employees, directors and consultants. Shares of common stock reserved for the plan total 5,750,000. Options granted under the plan generally become exercisable, at a rate of 33% per year from the date of grant, are dependent on the optionee's continuous employment, and expire 10 years from the date of grant or three months subsequent to termination. Stock options are issued at prices equal to the estimated fair market value at the date of grant. Proceeds received upon the exercise of stock options are credited to the common stock account.

      Stock option activity and option price information for the years ended December 31, 1995, 1994 and 1993, is summarized as follows:

--------------------------------------------------------------------------------
                                                   OUTSTANDING STOCK
                                                   OPTIONS
--------------------------------------------------------------------------------
                                                                        OPTION
                                                   NUMBER OF            PRICE
                                                    SHARES              RANGE
--------------------------------------------------------------------------------

Balance, January 1, 1993 .....................     2,449,875          $0.01-0.18
--------------------------------------------------------------------------------

     Granted .................................       710,125          $0.20-0.67
--------------------------------------------------------------------------------

     Exercised ...............................      (646,695)         $0.01-0.20
--------------------------------------------------------------------------------

     Cancelled ...............................      (265,500)         $0.13-0.27
                                                  ----------          ----------
--------------------------------------------------------------------------------

Balance, December 31, 1993 ...................     2,247,805          $0.01-0.67
--------------------------------------------------------------------------------

     Granted .................................       195,000          $0.67-0.83
--------------------------------------------------------------------------------

     Exercised ...............................      (176,447)         $0.67-0.83
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Cancelled ...............................      (152,708)         $0.13-0.67
                                                  ----------          ----------
--------------------------------------------------------------------------------

Balance, December 31, 1994 ...................     2,113,650          $0.01-0.83
--------------------------------------------------------------------------------

     Granted .................................       563,350          $     2.80
--------------------------------------------------------------------------------

     Exercised ...............................      (346,878)         $0.01-0.83
--------------------------------------------------------------------------------

     Cancelled ...............................      (364,652)         $0.20-2.80
                                                  ----------          ----------
--------------------------------------------------------------------------------

Balance, December 31, 1995 ...................     1,965,470          $0.01-2.80
--------------------------------------------------------------------------------


      At December 31, 1995 and 1994, 1,860,097 and 58,795 shares are available for future grant. Total shares exercisable at December 31, 1995 and 1994 are 1,796,062 and 1,815,395, respectively.

10.   401(K) PROFIT SHARING PLAN:

      Effective May 1, 1994, the Company adopted a 401(k) Retirement and Profit Sharing Plan (the "Plan"). The Plan covers all full time employees who have completed three consecutive months of service and are at least 18 years of age. Under the terms of the Plan, participants may contribute up to 15% of gross wages up to the statutory limits. The Company made no contributions to the Plan during 1995 and 1994.

11.   MAJOR CUSTOMERS:

      The Company's largest contract services customer accounted for approximately 23% and 55% of total revenues in 1995 and 1994, respectively. The Company's largest retail products customer accounted for approximately 63% and 29% of total revenues during 1995 and 1994, respectively. Revenues from three principal customers from contract services in 1993 accounted for 16.1%, 17.2%, and 20% of total revenues.

12.   SUBSEQUENT EVENTS:

      In April 1996, the Company entered into a letter of intent agreement and plan of merger with American United Global, Inc., a Delaware corporation ("AUGI"). The merger was completed with a final merger agreement dated June 28, 1996 and approved by the Company's stockholders on July 31, 1996. Under the merger agreement, the record owners of all outstanding fully diluted equity of the Company will receive a proportional amount of 1,000,000 shares of Series B Convertible Preferred stock of AUGI. The record owners of all outstanding fully diluted equity of the Company prior to the merger will be all stockholders of the Company after giving effect to the conversion and exercises of warrants and vested stock options. The AUGI preferred shares have a par value of $.01, do not pay a dividend, are not subject to redemption, have a liquidation preference over AUGI's common stock of $3.50 per share, vote together with AUGI common stock and are convertible into AUGI common stock at a variable conversion rate depending upon future income earned by AUGI from business operations engaged in by the Company at the time of acquisition. The conversion rate can vary from one-to-one to one-to-three.

      In connection with the acquisition, AUGI paid certain debt of the Company and agreed to make advances to the Company totaling $5 million including amounts advanced at the time of the acquisition.

                          AMERICAN UNITED GLOBAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

      The Unaudited Pro Forma Combined Statement of Operations of American United Global, Inc. for the year ended July 31, 1996 gives effect to the acquisition by the Company of the business of ConnectSoft, Inc. as if such business were acquired on August 1, 1995. The Unaudited Pro Forma Combined Statement of Operations does not give effect to any changes in the operations of ConnectSoft, Inc. following such acquisition.

      The Unaudited Pro Forma Combined Statement of Operations is presented for informational purposes only and does not purport to represent what the Company's results of operations for the year ended July 31, 1996 would actually have been had the applicable acquisition, in fact, occurred on August 1, 1995, or the Company's results of operations for any future period.


              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1996

---------------------------------------------------------------------------------------------------------
                                        PRO FORMA
---------------------------------------------------------------------------------------------------------
                                                            CONNEC            ADJUST-
                                              AUGI          TSOFT             MENTS        COMBINED
---------------------------------------------------------------------------------------------------------
Net sales ...........................   $ 106,555,000    $ 6,723,000                     $113,278,000
---------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD ..................      93,906,000      2,492,000                       96,398,000
                                        -------------    -----------                     ------------
---------------------------------------------------------------------------------------------------------

Gross profit ........................      12,649,000      4,231,000                       16,880,000
---------------------------------------------------------------------------------------------------------

Selling, general and administrative .       7,864,000      6,007,000          146,000      14,017,000
---------------------------------------------------------------------------------------------------------

Stock option compensation ...........       1,671,000                                       1,671,000
---------------------------------------------------------------------------------------------------------

Research and development ............      10,295,000      3,914,000          657,000      14,866,000
---------------------------------------------------------------------------------------------------------

Operating (loss) ....................      (7,181,000)    (5,690,000)        (803,000)    (13,674,000)
---------------------------------------------------------------------------------------------------------

Interest expense, net ...............       1,137,000      1,277,000                        2,414,000
                                        -------------    -----------                     ------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
(Loss) from continuing operations
before income taxes and
minority interest ...................      (8,318,000)    (6,967,000)        (803,000)    (16,088,000)
---------------------------------------------------------------------------------------------------------
Provision for income taxes ..........         890,000                                         890,000
                                        -------------                                    ------------
---------------------------------------------------------------------------------------------------------

                                           (9,208,000)    (6,967,000)        (803,000)     16,978,000
---------------------------------------------------------------------------------------------------------

Minority interest in earnings of
consolidated subsidiaries ...........         402,000                                         402,000
---------------------------------------------------------------------------------------------------------

(Loss) from continuing operations ...      (9,610,000)    (6,967,000)        (803,000)    (13,674,000)
---------------------------------------------------------------------------------------------------------

Discontinued operations, net of taxes
Income from operations, net of tax ..         315,000                                         315,000
---------------------------------------------------------------------------------------------------------

Gain on disposal (net of tax of
$5,042,000) .........................       7,460,000                                       7,460,000
---------------------------------------------------------------------------------------------------------
                                            7,775,000                                       7,775,000
                                        -------------                                    ------------
---------------------------------------------------------------------------------------------------------

Net (loss) ..........................   $  (1,835,000)   $(6,967,000)      $ (803,000)   $ (9,605,000)
---------------------------------------------------------------------------------------------------------
(Loss) earnings per common and
common equivalent share:
---------------------------------------------------------------------------------------------------------

(Loss) from continuing operations ...   $       (1.66)                                   $      (2.99)
---------------------------------------------------------------------------------------------------------

Discontinued operations .............            1.34                                            1.34
---------------------------------------------------------------------------------------------------------

                                        $       (0.32)                                   $      (1.65)
---------------------------------------------------------------------------------------------------------
Pro forma weighted average number
of shares outstanding ...............       5,810,526                                       5,810,526
---------------------------------------------------------------------------------------------------------

          NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

(1)   BASIS OF PRESENTATION

      The pro forma statement of operations gives effect to the acquisition of ConnectSoft, Inc. which aggregate the results of operations of American United Global, Inc. (the Company) and ConnectSoft for the year ended July 31, 1996 as if ConnectSoft had been acquired as of August 1, 1995. ConnectSoft's results of operations for the day ended July 31, 1996 have been included in the consolidated results of operations of the Company for the year ended July 31, 1996. Accordingly, the ConnectSoft results of operations included in the pro forma statement of operations reflect the results of operations of ConnectSoft for the period August 1, 1995 to July 30, 1996 prior to the acquisition. A nonrecurring expense of approximately $1,200,000 related to the repricing of certain ConnectSoft warrants and options in connection with the acquisition by the Company has not been included in the results of operations of ConnectSoft.

      The pro forma financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro form adjustments are based on the consideration exchanged, including the fair value of the assets acquired, liabilities assumed and preferred stock issued.

      The Company accounted for the acquisition of ConnectSoft using the purchase method of accounting, wherein the purchase price was allocated to the assets acquired and liabilities assumed based upon their relative fair values.

(2)   PRO FORMA ADJUSTMENT

      The pro forma adjustment of $803,000 represents the amortization of the non-compete agreement, goodwill and capitalized software costs acquired for the period August 1, 1995 to July 30, 1996. The purchased research and development costs of $10,033,000 was charged to research and development expense in the July 31, 1996 statement of operations of the Company.

PROPOSAL VI. TO RATIFY THE ISSUANCE OF 400,000 SHARES OF THE COMPANY'S SERIES B-2 CONVERTIBLE PREFERRED STOCK ISSUED IN CONNECTION WITH A $10,000,000 PRIVATE PLACEMENT COMPLETED IN JANUARY 1997.

      At the Annual Meeting a vote will be taken on a proposal to ratify the issuance of Series B-2 Convertible Preferred Stock in connection with a private placement of the Company in January 1997. The Company seeks to obtain shareholder ratification of this issuance in order to ensure the Company's compliance with the NASD's 20% rule (as defined in Proposal V). The Company's Common Stock is currently quoted on the OTC Bulletin Board. Ratification of this Proposal V may facilitate the Company's ability to have its Common Stock be eligible for quotation on NASDAQ; however, the Company has not taken any steps to reapply for quotation on NASDAQ, and there can be no assurance that the Company will reapply for quotation or that such application will be approved and that the Company will be quoted thereupon.


      On January 8, 1997, the Company completed a private placement (the "Series B-2 Placement") of 400,000 shares of Series B-2 Preferred Stock, paying a 7% cumulative quarterly dividend with a liquidation preference of $25.00 per share over the common stock (the "Series B-2 Preferred Stock"), to eleven (11) unaffiliated purchasers for an aggregate purchase price of $10,000,000. The Company realized net proceeds of approximately $9,200,000 from the Series B-2 Placement. Investors in the Series B-2 Placement also received an aggregate of 350,000 warrants (the "Private Placement Warrants") to purchase Common Stock at an exercise price of $8.58 per share for five years after issuance. The exercise price was determined by the average daily closing bid price for the Common Stock on NASDAQ for the ten (10) trading days immediately preceding the closing date for subscriptions in the Series B-2 Placement (the "Closing Date Average Price"). The Company believes that the Series B-2 Preferred Stock was issued below the greater of book or market value. The Company engaged in the Series B-2 Placement in order to raise additional capital with which to finance its acquisition program and the ongoing operations and capital requirements of Old ConnectSoft and Exodus, which were acquired by the Company in July 1996.


      The Series B-2 Preferred Stock provided for a discount conversion feature which was accounted for as an imputed dividend to holders. All dividends were paid as a total of 12,221 additional shares of Series B-2 Preferred Stock. All Series B-2 Preferred Stock was converted into approximately 2,616,000 shares of Common Stock at conversion prices between $3.31 and $5.37 per share by September 1997. There are presently, and since September 1997 have been, no outstanding shares of Series B-2 Preferred Stock.

      Shares of the Series B-2 Preferred Stock were initially convertible by the holders into an aggregate of 1,165,501 shares of Company Common Stock, subject to adjustment, at various times during the three-year period ending January 8, 2000 at prices equal to the lesser of (i) the Closing Date Average Price of $8.58 per share, (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price. For purposes of determining the Series B-2 Preferred Stock conversion rate, the Average Price equals the average daily closing bid price of the Company's Common Stock as reported on NASDAQ or other national securities exchange for the ten (10) trading days immediately preceding the date of sale of such Series B-2 Preferred Stock, the anniversary of such sale, or the conversion date, as the case may be. At the Company's option, dividends on the Series B-2 Preferred Stock could be paid in cash or in additional shares of Series B-2 Preferred Stock. The Company declared and paid dividends by distributing 12,221 additional shares of Series B-2 Preferred Stock in the aggregate to holders of the Series B-2 Preferred Stock.


      Pursuant to the terms of the 1997 Private Placement, the Company filed a registration statement with the Securities and Exchange Commission (the "Commission") to register the shares of Common Stock issuable upon exercise of the Private Placement Warrants and upon conversion of the Series B-2 Preferred Stock. Such registration statement was declared effective by the Commission on May 7, 1997. Subsequent to such date, there was a significant decline in the per share trading price of the Common Stock. All 412,221 shares of the Series B-2 Preferred Stock issued in the 1997 Private Placement, including shares issued as dividends, were converted into an aggregate of 2,631,125 shares of Common Stock.

      REASONS WHY THE BOARD OF DIRECTORS ADVISES THAT YOU APPROVE PROPOSAL VI.

      The Company seeks to obtain shareholder ratification of the issuance of Series B-2 Preferred Stock in order to ensure the Company's compliance with the NASD's 20% rule (as defined in Proposal V). Such compliance may facilitate the Company's potential future efforts to obtain approval for its securities to be quoted on NASDAQ, but as to such approval or efforts there can be no assurance. Those rules require the Company to make annual solicitations of proxies for voting at annual stockholder meetings, and to seek stockholder approval of any company issuance in any single transaction of voting securities which entitle or have the potential to entitle the holders thereof to vote at least twenty percent (20%) of the voting shares outstanding prior to such issuance at a meeting of stockholders. There can be no assurance, however, that the Company will seek or obtain such approval.

      Stockholder ratification of the issuance of Series B-2 Preferred Stock in connection with the 1997 Private Placement is not necessary to ensure the effectiveness of that issuance or of any transactions subsequent thereto involving the Series B-2 Preferred Stock. If this issuance is not ratified, neither the Series B-2 Preferred Stock nor the Common Stock issued upon the conversion thereof will be subject to rescission.


      Approval of Proposal VI requires the affirmative vote of a majority of outstanding voting shares as of the Record Date.


      MANAGEMENT BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS THAT STOCKHOLDERS RATIFY THE ISSUANCE OF SERIES B-2 PREFERRED STOCK IN CONNECTION WITH THE 1997 PRIVATE PLACEMENT, AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL VI.


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

PROPOSAL VII. TO RATIFY AND AUTHORIZE THE AMENDMENT AND RESTATEMENT OF AN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND ITS CHIEF EXECUTIVE OFFICER, ROBERT
M. RUBIN.

      At the Annual Meeting a vote will be taken on a proposal to ratify and authorize an amended and restated employment agreement between the Company and its Chief Executive Officer, Robert M. Rubin.


      The Board of Directors in December 1999 approved a resolution by unanimous written consent (with Mr. Rubin abstaining) amending the employment agreement (the agreement as currently in force, the "Restated Agreement") between the Company and Mr. Rubin. The Compensation Committee has since ratified and approved the Restated Agreement. The Restated Agreement provides Mr. Rubin with an annual minimum base salary of $225,000, incentive bonuses and cost-of-living adjustments, and a one-time grant of 250,000 incentive stock options under the 1996 Plan to purchase Common Stock for five years after issuance (as of December 7, 1999) at $0.21 per share. In addition, Mr. Rubin is eligible under the Restated Agreement for "earn-out" bonuses contingent upon the Company achieving certain realized net proceeds from the sale of its holdings of Common Stock of either eGlobe or Western, up to an aggregate maximum bonus of $3,000,000. See "Employment Agreements." Since Fiscal 1998 the Board of Directors' Compensation Committee, which may typically decide such matters, did not meet, and during and since this time the entire Board of Directors decided all compensation matters relating to the Company's executive officers.

      Under the Restated Agreement Mr. Rubin shall receive a base salary of at least $225,000 (his base salary for Fiscal 1999) for the fiscal years ending July 31, 2000 ("Fiscal 2000") and July 31, 2001 ("Fiscal 2001"), which base salary shall be as determined by the Compensation Committee of the Company's Board of Directors and ratified by a majority of the entire Board of Directors of the Company (other than Mr. Rubin). Mr. Rubin's base salary in each of Fiscal 2000 and Fiscal 2001 will be adjusted for any increase in the annual cost of living as published by the Bureau of Labor Statistics of the United States Department of Labor for wage earners in the New York City metropolitan area measured over the course of the immediately preceding fiscal year. Mr. Rubin will also receive as compensation under the Restated Agreement incentive bonuses consisting of ten percent of the sale price in excess of the Company's basis, up to a maximum aggregate bonus of $3,000,000, realized if and when the Company disposes of its holdings of the common stock of either eGlobe, Inc. or Western and receive net aggregate proceeds in excess of $3,000,000 from the sale of the eGlobe or Western shares, which amounts represent the Company's approximate basis in such shares of each of eGlobe and Western. The Company presently owns 1,923,000 shares of eGlobe common stock (approximately 2.2% of the outstanding shares as of May 30, 2000) and 1,222,586 shares of Western common stock (approximately 37% of the outstanding shares as of May 30, 2000, after giving effect to the Company's disposition of approximately 777,414 shares of Western common stock pursuant to the settlement agreement for the Class Action). The Company presently has no agreements or commitments to sell part of all of these securities. In addition, Mr. Rubin, Mr. McLain and Western have contemplated their acquisition of certain of the assets of Western, but there is no agreement with regards to such acquisition.





      Mr. Rubin also received, as of December 7, 1999, 250,000 incentive stock options under the 1996 Plan to purchase Common Stock which are exercisable for five years at $0.21 per share.

      During Fiscal 1998 and Fiscal 1999 other than Messrs. Rubin and McLain, who during such time were officers and members of the Board of Directors, no officers or employees of the Company or any subsidiary participated in the Board's compensation decisions. In Fiscal 1998 and Fiscal

1999, other than Mr. Rubin, no Compensation Committee member was an officer or employee of the Company or any of its subsidiaries. The Compensation Committee reviews the compensation for all employees and the granting of options under all of the Company's employee stock option plans that may exist and be in effect from time to time, and presently consists of Messrs. McLain, Katz and Berman. While Mr. Rubin serves on the Compensation Committees of the Boards of Directors of other publicly held corporations, no executive officers or directors of such companies serve on the Company's Compensation Committee. See "Committees And Meetings Of The Board of Directors."

      Mr. Rubin is also engaged by Western, the Company's 60.6%-owned subsidiary, pursuant to a two-year Consulting Agreement, effective August 1, 1998 and expiring August 1, 2000 under which he is paid $150,000 annually plus all authorized business expenses. Mr. Rubin and Western have contemplated Mr. Rubin's acquisition of the assets of Western, although at present there is no agreement in connection therewith.


REASONS WHY THE BOARD OF DIRECTORS ADVISES THAT YOU APPROVE PROPOSAL VII.

      The Board of Directors decided to amend Mr. Rubin's employment agreement in order to recognize the considerable value, service and dedication of Mr. Rubin to the Company and to further encourage his continued efforts in attempting to restore and add value to the Company and to its publicly-traded securities. The Board of Directors also determined that the amendment of his agreement would encourage his continued diligence and dedication on behalf of the Company and would help the Company attract and retain other highly capable employees as well as motivate them to perform at increasing levels of effectiveness and use their respective best efforts to promote the growth and profitability of the Company. The Compensation Committee has also ratified and approved his employment agreement.


      Approval of this Proposal VII requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.


      MANAGEMENT BELIEVES THE AMENDMENT OF MR. RUBIN'S EMPLOYMENT AGREEMENT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL VII.

      PROPOSAL VIII. TO RATIFY AND APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE COMPANY'S AUTHORIZED CAPITAL STOCK FROM 67,700,000 TO 42,700,000 SHARES, TO REDUCE THE AUTHORIZED COMMON STOCK FROM 65,000,000 TO 40,000,000 SHARES AND TO REMOVE ANY CLASSIFICATIONS IN THE COMMON STOCK.

      At the Annual Meeting a vote will be taken on a proposal to ratify the amendment of the Company's Certificate of Incorporation to reduce the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, to reduce the authorized Common Stock from 65,000,000 to 40,000,000 shares and to remove any classifications in the Common Stock. Such amendment was filed in June 2000 with the State of Delaware. Stockholder approval of such amendment is required under Delaware law.

      Management proposes that the stockholders ratify and approve amendments to the Company's Certificate of Incorporation effecting a reduction in the Company's authorized capital stock from 67,700,000 to 42,700,000 shares, and a reduction in the Company's authorized Common Stock from 65,000,000 to 40,000,000 shares, and the removal of any classifications in the Common Stock. All of the reductions in the Company's capital stock will represent a share-for-share reduction in the amount of authorized Common Stock, and will represent all shares of Class B Common Stock. The Company amended its Certificate of Incorporation in June 1998 to classify its existing Common Stock as Class A Common Stock (and to increase the number of shares of such class from 20,000,000 to 40,000,000) and create a new class of common stock, which it designated Class B Common Stock, containing non-voting shares which were to be issued in connection with one contemplated transaction which was not consummated. The Company will not complete or pursue such transaction and believes it has no other reason to cause Class B Common Stock to remain existing. No shares of Class B Common Stock are issued and outstanding and there are no outstanding or authorized securities of the Company convertible into, or which upon exercise would cause the issuance of, Class B Common Stock. Management also proposes that all classifications of the Common Stock be removed as it believes that the Company has no reason to have separate classes of Common Stock. In addition, the reductions in such authorized capital stock and Common Stock will permit the Company to reduce its franchise tax liability to the state of Delaware, in which the Company is incorporated and which assesses a franchise tax based upon the amount of authorized capital stock. Furthermore, management believes that after these reductions are effected, the Company will still have sufficient authorized but unissued and unreserved Common Stock so as to permit the Company to issue Common Stock in order to raise additional capital through public and private equity financings, engage in mergers and acquisitions, reward key officers and employees, and retire certain indebtedness. Management believes that these reductions will not impair the Company's ability to engage in the foregoing transactions.

      If this proposal is approved, the Company will amend its Certificate of Incorporation to remove all references to Class B Common Stock. All presently issued and outstanding shares of Common Stock had previously been designated as Class A Common Stock pursuant to an amendment to its Certificate of Incorporation filed in June 1998. THE REMOVAL OF THE CLASSIFICATION WILL MEAN THAT ALL REFERENCES TO CLASS A COMMON STOCK SHALL THEREAFTER BE DEEMED TO BE REFERENCES TO COMMON STOCK. The proposed amendment will affect only the designation name of the outstanding Common Stock and will not impair, affect or otherwise change the rights, privileges, powers or other aspects of such Common Stock. All references herein to "Common Stock" are made, except as specifically mentioned otherwise, to the Company's capital stock designated as Class A Common Stock subsequent to the June 1998 amendment to its Certificate of Incorporation.

      THE AMENDMENT REMOVING THE CLASSIFICATION OF THE COMMON STOCK AND CHANGING THE NAME OF THE CLASS A COMMON STOCK TO

"COMMON STOCK" WILL NOT IMPAIR, AFFECT OR OTHERWISE CHANGE THE RIGHTS, PRIVILEGES, POWERS OR OTHER ASPECTS OF SUCH SHARES OF THE COMMON STOCK.

      This amendment will only reduce the number of authorized shares of Common Stock and declassify the Common Stock, and will not affect the rights, powers and privileges of the holders of any Common Stock.


      Approval of Proposal VIII requires the affirmative vote of a majority of the voting shares as of the Record Date.


MANAGEMENT BELIEVES THAT THESE REDUCTIONS IN THE COMPANY'S AUTHORIZED CAPITAL STOCK AND COMMON STOCK, AND THE REMOVAL OF CLASSIFICATIONS OF THE COMMON STOCK, WILL NOT AFFECT ANY RIGHTS, POWERS OR PRIVILEGES OF ANY OUTSTANDING COMMON STOCK AND WILL BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL VIII.

PROPOSAL IX. TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1999.

      At the Annual Meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers, LLP, independent certified public accountants, as the independent auditors of the Company for Fiscal 1999. PricewaterhouseCoopers, LLP has no interest in or any relationship with the Company except as its auditors.


      A representative of PricewaterhouseCoopers, LLP, will be present at the Annual Meeting and will be given an opportunity to make a statement to the stockholders if he so desires. The representative will also be available to respond to questions from stockholders at the Annual Meeting.


      Approval of this Proposal IX requires the affirmative vote of a majority of the voting shares that are present, whether in person or by proxy, and voting at the Meeting.

MANAGEMENT BELIEVES THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP, AS THE COMPANY'S INDEPENDENT AUDITOR TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL IX.

                                 OTHER BUSINESS

      While management of the Company does not know of any matters which may be brought before the Meeting other than as set forth in the Notice of Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the meeting.

INCLUSION OF STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT.


      If any shareholder desires to put forth a proposal to be voted on at the 2001 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive offices no later than the date approximately 245 days after the date of this Proxy Statement. Any request for such a proposal should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least one percent (1%) of the outstanding shares of the Company's Common Stock or $2,000 in market value of the Company's common shares and has held such shares for a least one year prior to the date on which you submit your proposal, as required by the Proxy Rules of the Securities and Exchange Commission.

REPORTS ON FORMS 10-K AND 10-Q ACCOMPANY THIS PROXY STATEMENT.

      THE COMPANY HEREBY PROVIDES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1999, ATTACHED HERETO AS ANNEX A AND ALL QUARTERLY REPORTS ON FORM 10-Q FOR ALL SUBSEQUENT FISCAL QUARTERS, ATTACHED
HERETO AS ANNEXES B, C AND D, EACH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ADDITIONAL INFORMATION

      Representatives of the Company's principal accountants for the current and most recently completed fiscal years are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so; and are expected to be available to respond to appropriate questions.


                 PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY
                   IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE.

                                  Exhibit List
                                  ------------



 4.1        2000 Stock Option Plan (1)


10.1        Employment  Agreement with Robert M. Rubin,  dated as of December 7,
            1999 (1)


----------
(1) Filed herewith

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